UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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DEVRY EDUCATION GROUP INC.

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LETTER FROM DEVRY EDUCATION GROUP PRESIDENT AND CHIEF EXECUTIVE OFFICER

OCTOBER 4, 2016

TO OUR SHAREHOLDERS:

I am honored to address DeVry Education Group’s shareholders through this annual letter, my first as CEO. Having served on DeVry Group’s board for close to eight years, I’ve witnessed significant change across our industry and across our organization.

Fiscal 2016 was no different. The global economy, the evolving manner in which our students prefer to access education, the emerging workforce skill-sets that are increasingly in demand and our ability to effectively respond to these and other factors, have all played parts in impacting our performance, our strategic planning process and our outlook.

We faced a number of challenges in the past year and we also made some tough decisions. Our operating results reflect very healthy performance at several of our institutions, offset in part by sub-par results at others. It’s clear that we still have a lot of work to do.

There is a very strong sense of accountability and purpose across our organization. We have never been more committed to serving our students, the many employers who value our graduates and you, our shareholders, who have supported DeVry Group and made our growth possible over the years.

Our path to success is clear. We have to focus our resources on more effectively addressing the global work force skills gaps that are prevalent in our society. Far too many students lack access to the right kind of education that will give them the knowledge and skills they need to pursue rewarding careers. And far too many employers are suffering from a lack of qualified job candidates. This is unacceptable.

It’s also personal for me. As the first in my family to graduate college, I understand the sacrifice that many non-traditional students make to gain access to the higher education system. There were times during college that I had to choose between paying for tuition and helping my family to pay the bills. This is the reality of students who come from challenged socioeconomic backgrounds, as well as many students who simply require a different path to maximizing their potential.

This is what motivates me. I believe we have an opportunity to democratize access to education by better pairing our programs with the students who can benefit most from them in a fashion that improves their ability to learn.

DeVry Group’s focus, and my mission as CEO, is centered on achieving this goal — while improving the underlying economics of how we operate.

In the year ahead, we will concentrate on expanding our program offerings and reach across a number of in-demand professions worldwide, particularly in technology, healthcare and professional education.

We aim to strengthen those programs that will best prepare our students to excel in the industries that are most in need of skilled professionals. I believe this organization-wide mandate will help us to achieve better persistence, completion and placement. And it will serve as the primary measure of our success.

Moreover, I believe we can achieve this mission while ensuring that we operate in the most efficient manner in every aspect of our operations.

We are now at an inflection point — and entering fiscal 2017 — we expect to show continued momentum in terms of improved performance overall. We are keenly focused on stabilizing our revenues and growing earnings and carefully managing our capital allocation to the benefit of our shareholders.

EXECUTING OUR PLAN — ASSESSING OUR PERFORMANCE

Our fiscal 2016 operating results, which were largely in line with our plan, reflect continued solid growth at several of our institutions, including Chamberlain, DeVry Medical International, Becker and DeVry Brasil, offset in part by the transition underway at DeVry University and the challenges at Carrington.

Underlining our results, in the past year we continued to carefully right-size our organization to reflect current market dynamics and improve our operating leverage. We made notable progress in reducing costs at DeVry University and Carrington, as well as Home Office.

We also took a range of actions to further diversify our revenue profile and expand our exposure to attractive, fast-growing sectors where there is strong and consistent demand for well-trained professionals.

For perspective, 30 percent of our revenues are now derived internationally compared to only 12 percent five years ago. Moreover, 51 percent of our revenues now come from the medical and healthcare sector, compared to 26 percent five years ago. In addition, 83 percent of our operating income, before special items, in fiscal 2016 came from medical and healthcare, compared to only 22 percent five years ago.

Our progress was especially noteworthy in the area of cost reductions, as reflected by our improved operating profitability, special items. Overall we reduced our total expenses by four percent in fiscal 2016.

In fiscal 2016, we generated operating cash flow of $232 million compared to $203 million in fiscal 2015. We also delivered $162 million of free cash flow, resulting in a yield of 14 percent, on par with many companies in the S&P 500. And, we returned approximately $56 million to shareholders through a combination of share repurchases and dividends.

These metrics serve as proof points in the execution of our plan and the overall health of our organization. But, we still have much to do, primarily at DeVry University.

We are listening to our students and the employers who pursue our graduates. We know we need to move much quicker to address the changing market realities that are impacting how education is delivered. This includes increased interest in shorter programs and certificate programs that allow students to gain career mobility while they are pursuing their degree, as well as stackable programs that provide students with the flexibility to pursue their education outside of the traditional four-year degree construct.

We also have to develop a better program set to address supply and demand imbalances while using our technology advantage, which has served as a cornerstone to the DeVry University value proposition. By focusing on these imperatives, the path to DeVry University’s success is quite clear.

As we focus on accelerating the turnaround at DeVry University, we have continued to benefit from the diversity of our operations and the healthy momentum at several of our institutions.

We have brought together a respected and well-run group of educational institutions. In turn, we have prepared thousands of graduates — from doctors and veterinarians to accountants and nurses — to serve as ambassadors to the quality of the education DeVry Group delivers.

Chamberlain and DeVry Brasil have continued to generate particularly strong top-line growth, and we are seeing continued solid performance from Becker, as we further strengthen our test preparation programs and build on the institution’s exceptional reputation.

DeVry Group is clearly evolving and the underlying profitability of our operations is showing improvement. We believe we’re making the right decisions and laying the groundwork to return to growth, with the benefit of significant operating leverage, which will bolster our cash flows and our ability to return value to our shareholders.

THE ROAD TO VALUE CREATION — FOUR PRIORITY INITIATIVES

Looking ahead, DeVry Group’s strategic focus will revolve around the following four priorities:

First and foremost, we’ll continue to foster a heightened culture of student-centric focus and academic excellence to fully deliver on the promise and value proposition across all of DeVry Group’s institutions. Persistence, completion and placement are the key factors to our success;

Second, we’ll continue our efforts aimed at transforming the organization to stabilize revenue and grow operating income and earnings per share and grow the intrinsic value of DeVry Group;

Third, we’re going to accelerate our efforts to leverage our organizational synergies and broaden cost reductions beyond DeVry University; and

Fourth, we are to going to continue to work to find a resolution to the regulatory issues we are facing with speed and financial certainty.

Underscoring these priorities is my keen desire to be part of the solution to issues facing higher education and I intend to work collaboratively with the Administration and Congress on a mutually productive path forward.

AN IMPROVING OUTLOOK — FISCAL 2017 AND BEYOND

Entering fiscal 2017, we are continuing to face some challenges, but we are operating with a strong sense of purpose in executing against our strategy. I believe we are well positioned to increasingly benefit from the steps we are taking to expand our exposure across many of the most sought after and fastest growing professions worldwide.

We recognize that time is of the essence at DeVry University in terms of stabilizing it and returning it to growth. This is a priority for our management team and we are dedicated to delivering further progress as the year unfolds.

We will also look to extend our expense discipline efforts across our organization, which should set the stage for considerable operating leverage as overall enrollments turn positive.

Our mandate is clear. We have a tremendous opportunity to focus our resources on more effectively addressing the global work force skills gaps that are prevalent in our society. This will benefit our students, the employers who are searching for qualified candidates — and our society as a whole.

This is a very worthwhile and achievable goal and I look forward to reporting on our progress and success in the year ahead.

Lisa W. Wardell

President & CEO

VOTING INSTRUCTIONS AND INFORMATION	71

VOTING INSTRUCTIONS	71
VOTING INFORMATION	71
AVAILABILITY OF FORM 10-K	72
OTHER BUSINESS	72

APPENDIX A — SUMMARY OF SPECIAL ITEMS EXCLUDED FOR PERFORMANCE ASSESSMENT	A-1

APPENDIX B — PERFORMANCE SHARE PERFORMANCE STANDARDS	B-1

3005 Highland Parkway

Downers Grove, IL 60515-5799

NOTICE

OF ANNUAL MEETING OF SHAREHOLDERS

Date:	November 10, 2016

Time:	8:00 a.m. Central Standard Time

Place:	DeVry Education Group 3005 Highland Parkway Downers Grove, Illinois 60515

Record date:	September 23, 2016

Items of business:	(1) Elect the directors named in the attached Proxy Statement to serve until the 2017 Annual Meeting of Shareholders

(2) Ratify appointment of PricewaterhouseCoopers LLP as DeVry Group’s independent registered public accounting firm for fiscal year 2017

(3) Say-on-Pay: Conduct an advisory vote to approve compensation of named executive officers

(4) Consider such other business as may come properly before the Annual Meeting or any adjournment thereof

Date of mailing:	This notice and Proxy Statement, voting instructions, and DeVry Education Group’s 2016 Annual Report to Shareholders are being mailed to shareholders beginning on or about October 4, 2016.

GREGORY S. DAVIS

Senior Vice President,

General Counsel & Secretary

October 4, 2016

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the web site listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Downers Grove, Illinois

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 10, 2016. Our Proxy Statement and the DeVry Education Group Inc. Annual Report for 2016 are available online at www.proxyvote.com or at our investor relations website, http://investors.devryeducationgroup.com.

Proxies and Voting Information	PROXY STATEMENT

GENERAL INFORMATION

ANNUAL MEETING INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DeVry Education Group Inc. (“DeVry Group”) for the 2016 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting (the “Annual Meeting”). We expect to begin mailing our proxy materials on or about October 4, 2016.

Time and Place: We are holding the Annual Meeting at 8:00 a.m. Central Standard Time on Thursday, November 10, 2016, at DeVry Group’s home office at 3005 Highland Parkway, Downers Grove, Illinois 60515.

Attendance Requirements: You may attend the Annual Meeting and vote in person even if you have returned a proxy in writing, by telephone or through the Internet.

Street-Name Holders: If you hold shares in a bank or brokerage account (known as shares held in “street name”), you must obtain a valid “legal proxy,” executed in your favor from the holder of record, if you wish to vote these shares at the meeting.

Matters for Shareholder Voting

At this year’s Annual Meeting, we are asking our shareholders to vote on the following matters:

	Proposal	Board Recommendation	Rationale for Board Recommendation
1.	Election of Directors Elect directors to serve until the 2017 Annual Meeting of Shareholders		• Diverse mix of backgrounds, represented by former DeVry Group founder, current and former CEOs and a finance executive at a leading global company
2.	Ratification of auditor Ratification of appointment of PricewaterhouseCoopers LLP as DeVry Group’s independent registered public accounting firm for fiscal year 2017		• Independent with few ancillary services for DeVry Group • Extensive global expertise
3.	Say-on-pay Advisory vote to approve the compensation of DeVry Group’s named executive officers		• Strong linkage of pay to both academic and financial performance • Balanced compensation program aligning performance to interests of students and all stakeholders

How to View Proxy Materials Online

Our Proxy Statement and the DeVry Education Group Inc. Annual Report for 2016 are available online at www.proxyvote.com or at our investor relations website, http://investors.devryeducationgroup.com.

Delivery of Proxy Statement

DeVry Group will bear the expense of soliciting proxies and will reimburse all shareholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings. The solicitation initially will be made by mail but also may be made by DeVry Group colleagues by telephone, electronic means or personal contact.

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PROXY STATEMENT	Proxies and Voting Information

HOW TO VOTE

Please vote promptly. We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important, and for all items other than ratification of our independent registered public accounting firm, your shares will not be voted by your bank or broker if you do not provide voting instructions. You may vote shares of DeVry Group common stock (“Common Stock”) that you owned as of September 23, 2016, which is the record date for the Annual Meeting.

You may vote the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL	IN PERSON
In the United States or Canada, you can vote your shares by calling 1-800-690-6903	You can vote your shares online at www.proxyvote.com	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	Attend our Annual Meeting and cast your vote in person at DeVry Education Group’s home office at 3005 Highland Parkway, Downers Grove, Illinois 60515

For telephone and internet voting, you will need the 12-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Standard Time on Wednesday, November 9, 2016.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

•	Submit a written revocation to our Secretary,
•	Submit a later-dated proxy or voting instruction form,
•	Provide subsequent telephone or Internet voting instructions, or
•	Vote in person at the meeting.

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted by the proxy committee appointed by the Board (and each of them, with full powers of substitution) in accordance with the Board’s recommendation.

Voting at the Annual Meeting

The way you vote your shares prior to the meeting will not limit your right to change your vote at the meeting if you attend in person and vote by ballot. If you hold shares in street name and you want to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker or other intermediary for specific instructions on how to obtain a legal proxy.

Additional information regarding voting procedures and the meeting can be found under “Voting Instructions and Information” on page 71.

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Corporate Governance	PROXY STATEMENT

CORPORATE GOVERNANCE PRACTICES

KEY CORPORATE GOVERNANCE FACTS

Board Independence

•     8 out of 10 of our current directors are independent, including our Board Chair

•     Our Audit and Finance, Compensation and Nominating & Governance committees are composed entirely of independent directors

•     Our CEO is the only member of management who serves as a director

Board Diversity

•     1 out of our 8 independent directors, and 2 out of our 10 directors, are female

•     3 out of our 8 independent directors are persons of color

•     5 out of our 10 directors are active or former CEOs or the equivalent

•     3 out of our 10 directors have experience in the higher education sector

Shareholder Rights and Engagement

•     Our Board is fully declassified and all directors are elected annually

•     Our Board has an established policy, set forth in our Governance Principles, to call a special meeting of shareholders under certain circumstances if requested by shareholders owning for a period of one year or longer more than 25% of our outstanding shares

•     Each common share is entitled to one vote

•     We do not have a shareholder rights plan

•     We have regular outreach and engagement with shareholders and value their insight and feedback

Board Committees

•     We have five Board committees – Academic Quality, Audit and Finance, Compensation, Nominating & Governance, and External Relations

•     The Chair of each committee, in consultation with the committee members, determines the frequency and length of the committee meetings

•     Our Board and each of its committees are authorized to retain independent advisors

Director Stock Ownership

•     59% of our non-management directors’ annual compensation (excluding committee chair fees) is in the form of restricted stock units (RSUs)

•     Our non-management directors (other than those who are affiliated with our shareholders) are subject to a policy requiring their ownership of shares with a value equal to or in excess of three times their annual retainer

Continuous Improvement

•     New directors receive a tailored, two-day, live training program about DeVry Group and its institutions from management

•     Our directors are encouraged to participate in director-oriented training programs

•     The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level

Communication	• Our Board promotes open and frank discussion with senior management • Our directors have access to all members of management

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PROXY STATEMENT	Corporate Governance

SUMMARY OF BOARD AND COMMITTEE STRUCTURE

DeVry Group’s Board of Directors held seven meetings during fiscal year 2016, consisting of five regular meetings and two special meetings. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, Nominating & Governance, and External Relations. The following table identifies each standing committee, its current members and current chairs, its key responsibilities and the number of meetings held during fiscal year 2016. Current copies of the charters of each of these committees and a current copy of DeVry Group’s Corporate Governance Principles can be found on DeVry Group’s website, www.devryeducationgroup.com, and are also available in print to any shareholder upon request from the Secretary of DeVry Group, 3005 Highland Parkway, Downers Grove, IL 60515-5799. The Board has determined that the members of the Audit and Finance, Compensation and Nominating & Governance committees are independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination.

	Key Responsibilities	Meetings in fiscal year 2016	Directors	Report
DeVry Group Board of Directors	• Strategic oversight • Corporate governance • Leadership • Risk oversight • CEO succession planning	7	Chair: Christopher B. Begley • 8 of 10 directors are independent	n/a
Academic Quality Committee	• Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of DeVry Group’s activities and operations • Reviews the academic programs, policies and practices of DeVry Group’s institutions • Evaluates the academic quality and assessment process and evaluates curriculum and programs	3	Chair: Ronald L. Taylor • David S. Brown • Alan G. Merten • James D. White • Ann Weaver Hart	n/a
Audit and Finance Committee	• Monitors DeVry Group’s financial reporting processes, including its internal control systems and the scope, approach and results of audits • Selects and evaluates DeVry Group’s independent registered public accounting firm, subject to ratification by the shareholders • Reviews and recommends to the Board DeVry Group’s financing policies and actions related to investment, capital structure and financing strategies	10	Chair: Lyle Logan • David S. Brown • Fernando Ruiz • James D. White The Board has determined that Mr. Logan is qualified as an audit committee financial expert	Page 65
Compensation Committee	• Oversees all compensation practices and reviews eligibility criteria and award guidelines for DeVry Group’s compensation program • Assists the independent members of the Board in establishing the CEO’s annual goals, objectives and compensation • Reviews and recommends to the Board compensation paid to non-employee directors	5	Chair: Fernando Ruiz • Christopher B. Begley • Lyle Logan • Michael W. Malafronte	Page 46
Nominating & Governance Committee	• Reviews Board and committee structure and leads the Board self-evaluation process • Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition • Recommends candidates for nomination as directors to the Board • Oversees and conducts planning for CEO and director succession and potential related risks • Recommends governance policies and procedures	4	Chair: Christopher B. Begley • Lyle Logan • Alan G. Merten • Michael W. Malafronte	n/a

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Corporate Governance	PROXY STATEMENT

	Key Responsibilities	Meetings in fiscal year 2016	Directors	Report
External Relations Committee	• Provides awareness and oversight of DeVry Group’s external relations strategy, policy and practice • Monitors, analyzes and effectively manages legislative and regulatory policy trends, issues and risks • Develops recommendations to the Board with regard to formulating and adopting policies, programs and communications strategy related to legislative, regulatory and reputational risk • Oversees risks and exposures related to higher education public policy, as well as compliance with laws, regulations applicable to DeVry Group	2	Chair: James White • Lyle Logan • Michael W. Malafronte • Ronald L Taylor	n/a

INDEPENDENT BOARD CHAIR

Since 2004, the offices of chair of the board of directors (“Board Chair”) and CEO have been held by different individuals, with the Board Chair currently being Mr. Begley, an independent director. The Board believes that the existing leadership structure currently serves DeVry Group and its shareholders well. The Board has no specific policy with respect to the separation of the positions of Board Chair and CEO. The Board believes that this issue should be part of the succession planning process and that it is in the best interests of DeVry Group and its shareholders for the Board to make a determination regarding this issue when it annually elects the Board Chair. During fiscal year 2016, the Board met in executive session without employee directors or other employees present at each regular Board meeting. DeVry Group’s Board Chair presided over these sessions as the non-executive Board Chair.

DIRECTOR ATTENDANCE

Attendance at Board Meetings

During fiscal year 2016, our Board met seven times. All of the DeVry Group directors attended 75 percent or more of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in fiscal year 2016.

Attendance at Annual Meetings

All of our directors who were directors at the time were present at the 2015 Annual Meeting of Shareholders, held in November 2015. Our Board encourages all of its members to attend the Annual Meetings but understands there may be situations that prevent such attendance.

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PROXY STATEMENT	Corporate Governance

SUMMARY INFORMATION ABOUT OUR DIRECTORS

Name and Principal Occupation	Age	Director Since	Independent	Committee Memberships					Other Public Company Boards
				AUD	ACA	COM	ER	NG
Christopher B. Begley (Chair)(1) Founder and former Chairman and CEO, Hospira, Inc. (Retired)	64	2011	x			x		c	2
David S. Brown Attorney-at-Law (Retired)	75	1987	x	x	x
Ann Weaver Hart(2) President, University of Arizona	67	2016	x		x
Lyle Logan(1) Executive Vice President and Managing Director, Northern Trust Corporation	57	2007	x	c		x	x	x	1
Michael W. Malafronte(3) Managing Partner, International Value Advisers, LLC, and President, IVA Funds	42	2016	x			x	x	x
Alan G. Merten Former President, George Mason University	74	2012	x		x			x	2
Fernando Ruiz Corporate Vice President, The Dow Chemical Company	60	2005	x	x		c
Ronald L. Taylor Senior Advisor, Former CEO, DeVry Education Group	72	1987			c		x		2
Lisa W. Wardell(1) President and CEO, DeVry Education Group	47	2008
James D. White Retired Chairman, CEO and President Jamba, Inc.	55	2015	x	x	x		c		2

AUD	Audit and Finance Committee	COM	Compensation Committee
ACA	Academic Quality Committee	ER	External Relations Committee
NG	Nominating & Governance Committee	c	Committee Chair
X	Committee Member

(1)	In connection with Ms. Wardell’s appointment as President and CEO of DeVry Group, on May 24, 2016, Ms. Wardell resigned as Chair of the Audit and Finance Committee and as a member of the Compensation Committee. In connection with her committee resignations, on May 24, 2016, Lyle Logan was appointed Chair of the Audit and Finance Committee and Christopher Begley was appointed Chair of the Nominating & Governance Committee.
(2)	Appointed to the board of directors and as a member of the Academic Quality Committee on February 16, 2016.
(3)	Appointed to the board of directors and as a member of the Compensation Committee, Nominating & Governance Committee and the External Relations Committee on June 30, 2016.

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Proposal No. 1 — Election of Directors	PROXY STATEMENT

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The current size of the Board of Directors is ten directors. Except for David S. Brown and Alan Merten, each of whom has chosen not to stand for re-election, the Board has nominated each of DeVry Group’s sitting directors and recommends their re-election, each for a term to expire in 2017. The Board of Directors intends to decrease the size of the Board of Directors to eight members, immediately prior to the 2016 Annual Meeting. All of the nominees have consented to serve as directors if elected at the Annual Meeting.

It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of Christopher B. Begley, Ann Weaver Hart, Lyle Logan, Michael W. Malafronte, Fernando Ruiz, Ronald L. Taylor, Lisa W. Wardell and James D. White as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than eight persons. In the event that a nominee becomes unable to serve as a director, the proxy committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current principal occupation, business experience and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Relevant Experience,” we describe briefly the particular experience, qualifications, attributes or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the caption “Additional Information — Director Nominating Process and Factors Considered,” the Nominating & Governance Committee looks at the Board as a whole, attempting to ensure that it possesses the characteristics that the Board believes important to effective governance.

APPROVAL BY SHAREHOLDERS

The election of each of the eight nominees for director listed below requires the affirmative vote of a majority of the shares of Common Stock of DeVry Group outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees listed below.

Election of Directors

The Board of Directors recommends a vote FOR the nominees listed below.

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PROXY STATEMENT	Proposal No. 1 — Election of Directors

NOMINEES

CHRISTOPHER B. BEGLEY (CHAIR)

Mr. Begley has been a director of DeVry Group since November 2011 and Chair of the DeVry Group Board of Directors since November 2014. From May 2007 to January 2012, Mr. Begley served as executive chairman of the board of Hospira, Inc., a leading global hospital products company. He was Hospira’s founding CEO, holding that position from 2004 until April 2011. Prior to joining Hospira, Mr. Begley served in a variety of roles at Abbott Laboratories between 1986 and 2004, most recently as president of Abbott’s Hospital Products Division. Before joining Abbott, Mr. Begley was vice president of marketing for the V. Mueller Division of American Hospital Supply Corp. Mr. Begley earned a bachelor’s degree from Western Illinois University and a master’s degree in business administration from Northern Illinois University. Mr. Begley previously served as a chairman of the board of directors of The Hillshire Brands Company (formerly Sara Lee Corporation) and currently serves on the boards of Zimmer Biomet Holdings, Inc. and Hanger, Inc.

Relevant Experience

•   As a result of his substantial experience serving as a senior executive in the healthcare industry and as a director and board chair at several public companies, Mr. Begley brings to the Board deep organizational leadership and governance experience at all levels, as well as a keen understanding of the healthcare sector in which DeVry Group is increasingly serving and participating through its nursing, medical and veterinary institutions.

Founder and former Chairman and CEO, Hospira, Inc. (Retired)
Age: 64 Director since 2011
Committees: Compensation Nominating & Governance (Chair)

ANN WEAVER HART

Dr. Hart has been a director of DeVry Group since February 2016. Ann Weaver Hart is President of the University of Arizona, a role she assumed in July 2012. In addition to serving as the president of the University of Arizona, Dr. Hart holds an appointment as professor of educational policy studies & practice in the College of Education. Since joining the University of Arizona, Dr. Hart has successfully led efforts to create and implement a fully integrated strategic academic and business plan to sustain the University of Arizona’s world-class education, research, and impact. Prior to her service at the University of Arizona, Dr. Hart was President of Temple University from July 2006 to July 2012, President of the University of New Hampshire from 2002 to 2006 and provost and vice president for academic affairs at Claremont Graduate University in Claremont, California from 1998 to 2002. Prior to her university-wide service, Dr. Hart served as professor of educational leadership, dean of the Graduate School and special assistant to the president at the University of Utah. In addition to her role at the University of Arizona, Dr. Hart is a member of the Association of American Universities, the Association of Public and Land-Grant Universities, the Association of College and University Educators (ACUE) Board of Advisors, and she is an advisor for the Lincoln Project: Excellence and Access in Public Higher Education at the American Academy of Arts and Sciences. Dr. Hart has received numerous professional and community service awards for her work, including the Michael P. Malone International Leadership Award from the Association of Public and Land-Grant Universities; the Girl Scouts of the USA Take the Lead Award; the Jack Culbertson Award in Educational Administration from the University Council for Educational Administration; and the PoWer Award from the Professional Women’s Roundtable. Dr. Hart holds a BS and MS in History and a Ph.D in Educational Administration, all from the University of Utah.

Relevant Experience

•  Dr. Hart’s experience as a successful president of and dean at several leading universities, deep experience as a teacher and scholar recognized internationally for research on leadership succession, organizational behavior, and work redesign in educational organizations, bring a strong and knowledgeable academic, operational, and strategic perspective to the Board’s deliberations.

President University of Arizona
Age: 67 Director since 2016
Committee: Academic Quality

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Proposal No. 1 — Election of Directors	PROXY STATEMENT

LYLE LOGAN

Mr. Logan has been a director of DeVry Group since November 2007. Mr. Logan has been Executive Vice President and Managing Director, Global Financial Institutions Group of The Northern Trust Company since 2009. He previously served as Senior Vice President and Head of Chicago Private Banking within the Personal Financial Services business unit of Northern Trust from 2000 to 2005. Prior to 2000, he was Senior Vice President in the Private Bank and Domestic Portfolio Management Group at Bank of America. Mr. Logan received his undergraduate degree in accounting and economics from Florida A&M University and his master’s degree in finance from the University of Chicago Graduate School of Business. Mr. Logan currently serves as a director of Heidrick & Struggles International Inc.

Relevant Experience

•  Mr. Logan’s experience in senior leadership positions with leading banking and investment management organizations adds perspective and an understanding of global investment markets to the Board’s consideration of finance and investment management matters.

Executive Vice President and Managing Director, Northern Trust Corporation
Age: 57 Director since 2007
Committee: Audit and Finance (Chair) Compensation Nominating & Governance External Relations

MICHAEL W. MALAFRONTE

Mr. Malafronte has been a director of DeVry Group since June 2016. Mr. Malafronte is a founding partner of International Value Advisers, LLC (IVA) where he serves as managing partner and is responsible for overseeing all aspects of IVA, including developing company strategy and managing resources. Prior to IVA, Mr. Malafronte was a senior vice president at Arnhold and S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds. Prior to the First Eagle Funds, Mr. Malafronte was a portfolio manager at Oppenheimer & Close, where he assisted in the launch of a domestic hedge fund and offshore partnership and was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research and stock selection. Mr. Malafronte earned a B.S. in finance and investments from Babson College.

Relevant Experience

•   Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board a firm understanding of DeVry Group’s shareholders and deeply informs DeVry Group’s financial planning.

Managing Partner, International Value Advisers
Age: 42 Director since 2016
Committees: Compensation External Relations Nominating & Governance

9

PROXY STATEMENT	Proposal No. 1 — Election of Directors

FERNANDO RUIZ

Mr. Ruiz has been a director of DeVry Group since November 2005. He has been employed by The Dow Chemical Company, a specialty chemical, advanced materials, agroscience and plastics company, since 1980 and has served as a Corporate Vice President there since 2005. Mr. Ruiz served as Treasurer of The Dow Chemical Company from 2001 to 2016, and previously served as Assistant Treasurer from 1996 to 2001. Mr. Ruiz served as a director for a number of Dow subsidiaries including Dow Financial Services Inc. and Dow Credit Corporation and served as President and CEO of Liana Ltd., a holding company for Dow’s insurance subsidiaries, and Dorinco Reinsurance Company. Mr. Ruiz received his undergraduate degree in economics from the Catholic University of Quito, Ecuador. Mr. Ruiz currently serves as a director of the Federal Reserve Bank of Chicago.

Relevant Experience

•   Mr. Ruiz’s experience as a senior executive with a leading global manufacturer, his significant experience in international matters and his deep experience in finance, add both a global perspective and particular corporate finance knowledge to the Board’s decision-making process.

Corporate Vice President, The Dow Chemical Company
Age: 60 Director since 2005
Committees: Compensation (Chair) Audit and Finance

RONALD L. TAYLOR

Mr. Taylor has been a director of DeVry Group since November 1987. In July 2004 he became DeVry Group’s Chief Executive Officer and served in that capacity until November 2006. He has served as a Senior Advisor to DeVry Group since November 2006. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer, he was President and Chief Operating Officer. In 1973 Mr. Taylor co-founded Keller Graduate School of Management and was its President and Chief Operating Officer from 1981 to 1987 and its Chief Operating Officer from 1973 until 1981. For over thirty-five years, Mr. Taylor served as a consultant/evaluator for the Higher Learning Commission. Mr. Taylor is a former member of the Board of Trustees of the North Central Association of Colleges and Schools and the Higher Learning Commission. Mr. Taylor received his undergraduate degree, cum laude, in government and international relations from Harvard University, and his master’s degree in business administration from Stanford University. Mr. Taylor currently serves as a director of Adeptus Health Inc. and CardConnect Corp.

Relevant Experience

•   Mr. Taylor’s experience as a co-founder, long-serving director and senior executive of DeVry Group, including several years as co- or sole Chief Executive Officer, give him a deep understanding of DeVry Group, a broad knowledge of the education marketplace and a historical perspective on its development. His role as the first and only person from a proprietary university to serve on the board of the Higher Learning Commission gives him unique experience in the accreditation process.

Senior Advisor, Former CEO, DeVry Education Group
Age: 72 Director since 1987
Committees: Academic Quality (Chair) External Relations

10

Proposal No. 1 — Election of Directors	PROXY STATEMENT

LISA W. WARDELL

Ms. Wardell has been a director of DeVry Group since November 2008 and was appointed as the President and CEO of DeVry Group on May 24, 2016. Ms. Wardell was previously the Executive Vice President and Chief Operating Officer of The RLJ Companies (“RLJ”), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, media and entertainment, and gaming industries since 2004. In her role at RLJ, Ms. Wardell closed $40 million in automotive dealership acquisitions and served as the Executive Vice President of RML Automotive, the 19th largest automotive dealership group in the U.S. and served on the board of Naylor, Inc., an RLJ Equity Partners’ portfolio company. In addition, Ms. Wardell served as the primary RLJ fundraiser for a $610 million money management fund and managed a hotel development project in West Africa. In 2010, Ms. Wardell served as the CFO of a special purpose acquisition company that formed RLJ Entertainment, Inc., where she subsequently served as a director. Prior to joining RLJ, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries from 1999 to 2003. From 1998 to 1999, Ms. Wardell worked as a senior consultant for Accenture, a global management consulting, technology services and outsourcing company. From 1994-1996, Ms. Wardell was an attorney with the Federal Communications Commission where she worked in the commercial wireless division. Ms. Wardell received her undergraduate degree in political science from Vassar College, her J.D. degree from Stanford University, and her master’s degree in finance and entrepreneurial management from the Wharton School of Business at the University of Pennsylvania. In addition to her work at DeVry Group, Ms. Wardell is chair of the board of directors of Christopher & Banks Corporation (NYSE: CBK), serves on the advisory board of McLarty Capital Partners, a $225 million small business fund, and is a member of the executive network of RLJ Equity Partners, a middle-market private equity fund.

Relevant Experience

•  Ms. Wardell’s role as Chief Executive Officer of DeVry Group, which gives her deep and current knowledge of DeVry Group’s academic and business operations and strategy, makes her an essential member of the Board. Additionally, her experience as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions, together with her previous experience with a federal regulatory agency, give her important perspectives on the issues that come before the Board. These include business, strategic, financial and regulatory matters.

President and CEO, DeVry Education Group
Age: 47 Director since 2008

JAMES D. WHITE

Mr. White has been a director of DeVry Group since June 2015. In 2016 he retired from his role as chairman, president and chief executive officer of Jamba, Inc., the leading Global Juice and Smoothie brand, where he successfully led the company turnaround and the transformation of Jamba to a leading health and wellness brand with over 850 retail locations globally. Prior to Jamba, Inc. Mr. White served as Senior Vice President of Consumer Brands at Safeway, Inc. from 2005 to 2008. While at Safeway, he was responsible for Consumer Brands operations spanning all categories and 30 manufacturing plants and oversaw the chain’s expansion into higher quality, premium priced categories. In addition, Mr. White developed a robust pipeline of innovations including the O Organics and Eating Right brands. Prior to Safeway, Mr. White served as Senior Vice President of Business Development, North America at The Gillette Company, Inc. and held several positions at Nestlé Purina, including Vice President, Customer Interface Group. Mr. White began his career at the Coca-Cola Company. He serves as a director of Callidus Software Inc. and Panera Bread Company, and as the non-executive chair of the board of directors of Daymon Worldwide, Inc. Mr. White previously served as a director of Jamba, Inc. Hillshire Brands Company and Keane Inc. Mr. White received his MBA from Fontbonne University and holds a Bachelor of Science Degree from the University of Missouri, Columbia.

Relevant Experience

•   Mr. White brings to the Board a background in marketing and strategic planning, gained in senior business leadership roles with Jamba, Inc., Safeway, Inc. and The Gillette Company, Inc. His global leadership experience also adds important perspectives to matters that come before the Board.

Retired Chairman, CEO and President, Jamba, Inc.
Age: 55 Director since 2015
Committees: Academic Quality Audit and Finance External Relations

11

PROXY STATEMENT	Corporate Governance

DIRECTOR INDEPENDENCE

The Board of Directors has considered whether each director has any material relationship with DeVry Group (either directly or as a partner, shareholder or officer of an organization that has a relationship with DeVry Group) and has otherwise complied with the requirements for independence under the applicable listing standards of the New York Stock Exchange (“NYSE”).

As a result of this review, the Board of Directors affirmatively determined that, with the exception of Mr. Taylor and Ms. Wardell, all of DeVry Group’s current directors, and Dr. Linda Katehi who served as a director from February 16, 2016 until March 1, 2016, are, or were at the time of their service, “independent” of DeVry Group and its management within the meaning of the applicable NYSE rules. Mr. Taylor is considered an inside director because of his status as a Senior Advisor to DeVry Group. Ms. Wardell is considered an inside director because of her employment as President and CEO of DeVry Group.

The Board considered the relationship between DeVry Group and Northern Trust Corporation, at a subsidiary of which DeVry Group maintains depository accounts and through which a significant portion of DeVry Group’s disbursement activity is conducted, because Mr. Logan is Executive Vice President and Managing Director, Global Financial Institutions Group, with Northern Trust Global Investments, a business unit of Northern Trust Corporation. In fiscal year 2016, DeVry Group incurred approximately $1.0 million in fees to Northern Trust Corporation, which were partially offset against compensating balance credits earned on an average monthly outstanding balance of approximately $72.1 million. The Board of Directors concluded, after considering that the relationship predates Mr. Logan joining the Board, that Mr. Logan had no involvement in the transactions, the lack of materiality of the transactions to DeVry Group and to Northern Trust Corporation, and the fact that the terms of the transactions are not preferential either to DeVry Group or to Northern Trust Corporation, that the relationship is not a material one for purposes of the NYSE listing standards and would not influence Mr. Logan’s actions or decisions as a director of DeVry Group.

DIRECTOR CONTINUING EDUCATION

Members of the Board of Directors are encouraged to participate in continuing education and enrichment classes and seminars.

DIRECTOR APPOINTMENT ARRANGEMENTS

On June 30, 2016, DeVry Group entered into a Support Agreement (the “Support Agreement”) with each of the members of International Value Advisers, LLC (collectively, “IVA”) and Michael W. Malafronte, in his individual capacity and as a member of IVA, pursuant to which DeVry Group increased the size of the Board by one director and appointed Mr. Malafronte to the newly-created vacancy. The Support Agreement also includes, among other provisions, certain standstill and voting commitments by IVA. The standstill period shall extend until such time as Mr. Malafronte, or any replacement of Mr. Malafronte designated by IVA pursuant to the Support Agreement, is no longer a member of the Board. Pursuant to the Standstill Agreement, Mr. Malafronte must resign from the Board if (i) he agrees to be included as a director nominee for election at any meeting of DeVry Group stockholders other than as a director nominated by the Board for election at such meeting, (ii) IVA and its affiliated entities cease collectively to beneficially own or have other ownership interest in an aggregate net long position of at least 10% of the outstanding shares of DeVry Group’s common stock or (iii) either of IVA or Mr. Malafronte materially breaches any obligation under the Support Agreement and fails to cure such breach.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Various DeVry Group policies and procedures, including the Code of Conduct and Ethics, which applies to DeVry Group’s directors, officers and all other colleagues, and annual questionnaires completed by all DeVry Group directors, director nominees and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest

12

Corporate Governance	PROXY STATEMENT

or otherwise require disclosure under applicable Securities and Exchange Commission (“SEC”) rules. The Board annually reviews the continuing independence of DeVry Group’s non-employee directors under applicable laws or rules of the NYSE. The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with DeVry Group, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

No relationships or transactions existed or occurred between DeVry Group and any officer, director or nominee for director, or any affiliate of or person related to any of them, since the beginning of DeVry Group’s last fiscal year, of the type and amount that are required to be disclosed under applicable SEC rules.

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

DeVry Group’s full Board is responsible for assessing major risks facing DeVry Group and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risk. The Board has assigned specific elements of the oversight of risk management of DeVry Group to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least after each regular meeting regarding any findings.

Board/Committee	Primary Areas of Risk Oversight
Full Board	• Reputation • Legal and regulatory compliance and ethical business practices • Strategic planning • Major organizational actions • Education public policy
Academic Quality Committee	• Academic quality • Accreditation • Curriculum development and delivery • Student persistence • Student outcomes
Audit and Finance Committee

•      Accounting and disclosure practices

•      Information technology

•      Financial controls

•      Risk management policies and procedures

•      Legal and regulatory compliance, including compliance and ethics program

•      Capital structure

•      Investments

•      Foreign exchange

Compensation Committee	• Compensation program • Talent development • Management succession planning
External Relations Committee	• Higher education public policy • Compliance with laws and regulations applicable to DeVry Group
Nominating & Governance Committee	• Corporate and institutional governance structures and processes • Board composition and function • Board Chair and CEO succession

13

PROXY STATEMENT	Corporate Governance

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board or any member or committee of the Board are encouraged to send any communication to: Secretary, DeVry Education Group, 3005 Highland Parkway, Downers Grove, IL 60515-5799 and should prominently indicate on the outside of the envelope that it is intended for the Board, the independent directors as a group, or a member or committee of the Board. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. DeVry Group’s Secretary will compile and promptly forward all such communication to the Board.

Communicating Accounting Complaints

Shareholders, DeVry Group colleagues and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of DeVry Group’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel of DeVry Group at the following address:

General Counsel

DeVry Education Group

3005 Highland Parkway

Downers Grove, IL 60515-5799

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

DeVry Group colleagues may also report Accounting Complaints using any of the reporting procedures specified in DeVry Group’s Code of Conduct and Ethics. All reports by colleagues shall be treated confidentially and may be made anonymously. DeVry Group will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any colleague in the terms and conditions of his or her employment based upon any lawful actions taken by such colleague with respect to the good faith submission of Accounting Complaints.

14

Stock Ownership	PROXY STATEMENT

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by DeVry Group to own beneficially more than five percent of our Common Stock, in each case as of June 30, 2016, except as otherwise noted.

Name	Amount and Nature of Beneficial Ownership		Percentage Ownership
International Value Advisers, LLC	11,005,695	(1)	17.3%
Fairpointe Capital LLC	6,701,883	(2)	10.7%
BlackRock, Inc.	5,024,788	(3)	7.9%
Invesco Ltd.	4,127,146	(4)	6.5%
Dimensional Fund Advisor LP	3,976,153	(5)	6.3%
The Vanguard Group	3,922,457	(6)	6.2%
Dennis J. Keller	3,248,828	(7)	5.2%

(1)	As reported in a statement on Schedule 13D/A filed with the SEC on August 26, 2016, International Value Advisers, LLC, Charles de Vaulx and Charles de Lardemelle reported beneficial ownership as of August 22, 2016, with respect to the shares as follows:

Sole voting power:	0
Shared voting power:	10,259,863
Sole dispositive power:	0
Shared dispositive power:	11,005,695

The shares held by International Value Advisers, LLC (“IVA”) are held by various separately managed account clients (the “Managed Accounts”) and certain funds (the “Funds”) under the management and control of IVA. Charles de Vaulx and Charles de Lardemelle are portfolio managers for the Managed Accounts and Funds and, as such, have shared dispositive power over all 11,005,695 shares. Mr. de Vaulx also acts as Chief Investment Officer of IVA and has shared voting power over 10,259,863 shares. Mr. de Lardemelle does not have voting power over any shares.

The address of the principal business address of each of IVA, Mr. De Vaulx and Mr. Lardemelle is 717 Fifth Avenue, 10th Floor, New York, NY 10022.

(2)	As reported in a statement on Schedule 13G/A filed with the SEC on July 18, 2016, Fairpointe Capital LLC reported beneficial ownership as of June 30, 2016, with respect to the shares as follows:

Sole voting power:	6,443,899
Shared voting power:	0
Sole dispositive power:	6,535,083
Shared dispositive power:	166,800

The address of the principal business office of Fairpointe Capital LLC is 1 N. Franklin, Suite 330, Chicago, IL 60606.

(3)	As reported in a statement on Schedule 13G/A filed with the SEC on January 26, 2016, BlackRock, Inc. reported beneficial ownership as of December 31, 2015, with respect to the shares as follows:

Sole voting power:	4,879,660
Shared voting power:	0
Sole dispositive power:	5,024,788
Shared dispositive power:	0

The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

15

PROXY STATEMENT	Stock Ownership

(4)	As reported in a statement on Schedule 13G/A filed with the SEC on April 11, 2016, Invesco Ltd. reported beneficial ownership as of March 31, 2016, with respect to the shares as follows:

Sole voting power:	4,122,446
Shared voting power:	0
Sole dispositive power:	4,127,146
Shared dispositive power:	0

The address of the principal business office of 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(5)	As reported in a statement on Schedule 13G filed with the SEC on February 9, 2016, Dimensional Fund Advisor LP reported beneficial ownership as of December 31, 2015, with respect to the shares as follows:

Sole voting power:	3,923,798
Shared voting power:	0
Sole dispositive power:	3,976,153
Shared dispositive power:	0

The address of the principal business office of Dimensional Fund Advisor LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	As reported in a statement on Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group reported beneficial ownership as of December 31, 2015, with respect to the shares as follows:

Sole voting power:	77,555
Shared voting power:	3,500
Sole dispositive power:	3,845,102
Shared dispositive power:	77,355

The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)	Includes 2,000 options to purchase DeVry Group Common Stock that are exercisable within 60 days of June 30, 2016 and 8,500 shares of Common Stock owned by Mr. Keller’s spouse. Mr. Keller disclaims beneficial ownership of shares held by his spouse. Mr. Keller has 3,169,922 shares pledged to secure various personal lines of credit.

The address of the principal business office of Mr. Keller is Keller Family Office, 1 Tower Lane, Suite 2350, Oakbrook Terrace, Illinois 60181.

16

Stock Ownership	PROXY STATEMENT

SECURITY OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each director of DeVry Group, (2) each named executive officer listed on page 19, and (3) all directors and officers of DeVry Group as a group, in each case as of June 30, 2016, except as otherwise noted. DeVry Group believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options and Full-Value Shares(1)	Stock Options Exercisable and Full-Value Shares Scheduled to Vest within 60 days of June 30, 2016	Total Common Stock Beneficially Owned	Percentage Ownership
Non-Employee Directors
Christopher B. Begley	8,365	—	8,365	*
David S. Brown	9,834	3,500	13,334	*
Ann Weaver Hart	—	—	—	*
Lyle Logan	14,015	3,500	17,515	*
Michael W. Malafronte	—	—	—	*
Alan G. Merten	6,250	—	6,250	*
Fernando Ruiz	10,441	3,500	13,941	*
Ronald L. Taylor	735,229	106,375	841,604	1.35%
James D. White	—	—	—	*
Named Executive Officers				*
Lisa W. Wardell	10,226	3,500	13,726	*
Daniel M. Hamburger(2)	108,535	1,506,484	1,615,019	2.58%
Patrick J. Unzicker	9,235	39,474	48,709	*
Timothy J. Wiggins(3)	27,376	115,667	143,043	*
Gregory S. Davis	9,291	114,794	124,085	*
Robert A. Paul	10,299	62,711	73,010	*
Steven P. Riehs	11,529	133,409	144,938	*
All directors and officers as a Group (25 persons)	1,025,885	2,483,650	3,509,535	5.61%
*	Represents less than one percent of the outstanding Common Stock.

(1)	“Common Stock Beneficially Owned Excluding Options and Full-Value Shares” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable and Full-Value Shares that are scheduled to vest within 60 days after June 30, 2016 are shown separately in the “Stock Options Exercisable and Full-Value Shares Scheduled to Vest within 60 days of June 30, 2016” Column.

(2)	Mr. Hamburger resigned as President and CEO on May 24, 2016.

(3)	Mr. Wiggins resigned as Senior Vice President and CFO on May 31, 2016 and from employment on June 30, 2016.

17

PROXY STATEMENT	Stock Ownership

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that DeVry Group’s directors, executive officers and holders of more than 10% of DeVry Group’s Common Stock file reports of ownership and changes in ownership of Common Stock with the SEC. Based solely upon a review of copies of such reports, or written representations that all such reports were timely filed, with the exception of a late Form 4 reporting sales by Gregory S. Davis pursuant to a trading plan under Rule 10b5-1 of the Exchange Act that were reported late by DeVry Group’s equity plan administrator, DeVry Group believes that each of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during fiscal year 2016.

18

Executive Compensation	PROXY STATEMENT

EXECUTIVE COMPENSATION

The following pages summarize our executive compensation program for our named executive officers’ (“NEOs”). Our 2016 NEOs are:

•	Ms. Lisa W. Wardell, President and Chief Executive Officer, DeVry Education Group

•	Mr. Daniel M. Hamburger, Former President and Chief Executive Officer, DeVry Education Group

•	Mr. Patrick J. Unzicker, Senior Vice President and Chief Financial Officer, DeVry Education Group

•	Mr. Timothy J. Wiggins, Former Senior Vice President and Chief Financial Officer, DeVry Education Group

•	Mr. Gregory S. Davis, Senior Vice President, General Counsel and Secretary, DeVry Education Group

•	Mr. Robert A. Paul, President, DeVry University

•	Mr. Steven P. Riehs, Group President, Medical, Professional and Online Education

Compensation Discussion & Analysis

EXECUTIVE SUMMARY

DeVry Group’s executive compensation program is designed to reward leaders for delivering strong financial results and building shareholder value. We firmly believe that academic quality and a strong student-centric focus leads to growth, and therefore we have incorporated measures into our executive compensation program to recognize leadership for their roles in improving student academic performance and outcomes.

This executive compensation program structure enables us to provide a competitive total compensation package while aligning our leaders’ interests with those of our shareholders and other stakeholders. The following chart highlights key objectives behind the development, review and approval of our NEOs’ compensation.

COMPENSATION OBJECTIVES
Our executive compensation program is designed to:

Align Incentives

Our purpose is to empower our students to achieve their educational and career goals. Success realizing our purpose drives growth, which leads to creation of sustainable, long-term value for our shareholders. Our compensation program is distinguished by its alignment not only with our shareholders, but also with our students, whose success is critical to our organization’s success.

Compete for Talent

Our compensation program is designed to attract, retain and motivate high-performing colleagues, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

Reward Performance

We reward outstanding performance through:

•      A short-term term incentive program focusing our executives on achieving strong financial results, and superior academic and student outcomes, including through individual performance objectives, and

•      A long-term incentive program providing a mix of equity vehicles designed to reward shareholder value creation, organizational performance, and successful academic and student outcomes.

19

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Fiscal Year 2016 Year in Review

2016 FINANCIAL AND OPERATIONAL HIGHLIGHTS

DeVry Group’s fiscal year 2016 financial results reflect continued solid growth at Chamberlain College of Nursing, DeVry Medical International, Becker and DeVry Brasil, offset in part by the transition underway at DeVry University and the challenges at Carrington College. Through substantial expense reduction initiatives, DeVry Group maintained stable operating income, before special items, despite declining revenue. DeVry Group reduced total expenses by four percent in fiscal year 2016.

These results were below our revenue and net income expectations, as reflected in our fiscal year 2016 operating plan, which served as the basis for our fiscal year 2016 MIP financial performance targets. As a result of these missed expectations, the portions of executive officer Management Incentive Plan (MIP) awards based on DeVry Group revenue and net income paid out at 84.2% and 84.5% of target, respectively

CEO AND CFO LEADERSHIP TRANSITIONS

DeVry Group’s President and CEO since 2006, Daniel M. Hamburger, resigned in May 2016 and was replaced by Lisa W. Wardell. Prior to her appointment by the DeVry Group board of directors, Ms. Wardell served as a member of DeVry Group’s board of directors, where she served as chair of its audit and finance committee, since 2008 and served as Executive Vice President and Chief Operating Officer for The RLJ Companies, a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries. Ms. Wardell’s deep knowledge of DeVry Group, combined with her strategic, operational and functional experience as a financial and operating executive at a diversified holding company, make her ideally suited to lead DeVry Group’s global diversification efforts. Prior to her professional career, Ms. Wardell overcame significant financial challenges to become the first in her family to attend college. Her unique leadership perspective reflects, reinforces and enhances DeVry Group’s student-centered focus and mission of empowering students to achieve their educational and career goals. Shortly after Ms. Wardell’s appointment, DeVry Group’s Senior Vice President and Chief Financial Officer, Timothy J. Wiggins, resigned, and was replaced by Patrick J. Unzicker, who had formerly served as Vice President, Chief Accounting Officer and Treasurer.

CONTINUING GLOBAL DIVERSIFICATION

Continuing its global diversification efforts, DeVry Group acquired Grupo Ibmec, owner of Ibmec, a provider of one of Brazil’s leading business programs, and the Association of Certified Anti-Money Laundering Specialists (ACAMS), the largest international membership organization dedicated to enhancing the knowledge and skills of anti-money laundering (AML) and financial crime prevention professionals. Leveraging the distance learning capabilities of its Dámasio acquisition in 2015, the Ibmec acquisition will enable DeVry Brasil to provide higher education through more than two hundred learning centers throughout Brazil. ACAMS further expands DeVry Group’s professional education capabilities with a leading brand and product, and provides DeVry Group’s Becker Professional Education business unit increased operating leverage through complementary capabilities and customer relationships.

As a result of these diversification efforts, in fiscal year 2016, 30% of DeVry Group’s revenue was derived internationally, compared to 12% five years ago, 51% of DeVry Group’s revenue came from the medical and healthcare sector, compared to 26% five years ago, and 83% of DeVry Group’s operating income, before Special Items, came from medical and healthcare, compared to 22% percent five years ago.

20

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

2016 Compensation Decisions and Actions

Factors Guiding Our Decisions (see page 31 for details)

•  Executive compensation program objectives, philosophy and principles

•  DeVry Group’s purpose, vision and “TEACH” values

•  Financial performance of DeVry Group and its individual institutions

•  Student academic performance and outcomes

• Shareholder input, including “say-on-pay” vote • Market norms, trends and best pay practices • Advice of independent outside compensation consultant

Updates Implemented at the Beginning of Fiscal Year 2016

Adjusted Committee Leadership Compensation

Following a review of DeVry Group’s director compensation practices with the Compensation Committee’s independent compensation consultant, Willis Towers Watson, the Compensation Committee approved increases to retainers paid to committee chairs to match median compensation paid to committee chairs in DeVry Group’s peer group. Beginning in fiscal year 2016, committee chairs are paid the following annual retainers for service as a committee chair: Audit and Finance Committee — $22,500; Academic Quality Committee — $10,000; Nominating & Governance Committee — $10,000; and Compensation Committee — $17,500.

New Relative Academic Focus for Performance Share Program

In its continuing effort to calibrate its compensation program to drive objective academic performance, DeVry Group changed several of its performance goals to relative goals to drive and reward relative academic performance and widened the performance curve for goals related to Carrington College and DeVry University to ensure minor performance changes did not have outsized impacts. For more information, see the new “Pay-for-Academic Performance Focus” section of this Proxy Statement on pages 27 to 29.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Key Fiscal Year 2016 Compensation Decisions (see page 34 for details)

CEO Transition

In May 2016, following nine years of service, Daniel M. Hamburger resigned from his service to DeVry Group as President and CEO and was replaced by Lisa W. Wardell. In connection with his separation, as more fully described on page 58, Mr. Hamburger received accelerated vesting for all unvested equity awards that would vest on or before August 31, 2017 and a pro-rated MIP payment for his service during fiscal year 2016. As a result of his separation, Mr. Hamburger forfeited unvested stock equity that had a realizable value of approximately $1 million as of June 30, 2016 if such equity were to have vested.

Base Salary

Reflecting DeVry Group’s commitment to offering market competitive compensation to our key executives, at the beginning of fiscal year 2016 Mr. Hamburger received a 2.00% base salary increase. Ms. Wardell, who was appointed as DeVry Group’s President and CEO in May 2016, began her service at the same adjusted base salary as her predecessor. The annual base salary adjustments for the other NEOs ranged from 2.4% to 4.0%.

Annual Incentives

For the CEO, 85% of MIP award is based on DeVry Group measures of net income and revenue. The remaining 15% is based on individual performance. For the other NEOs, as in fiscal year 2015, 70% of the MIP award is based on financial performance at DeVry Group (net income and revenue) or at the institutions for which an NEO is responsible (operating income and revenue), and the remaining 30% is based on individual performance.

Following the end of fiscal year 2016, in accordance with her employment agreement, a MIP award for DeVry Group’s President and CEO, Ms. Wardell, was paid for her partial year of service since joining in May 2016 on a pro-rated basis at 100% of target. MIP awards for other NEOs were paid at between 85.2% and 92.5% of target, reflecting the financial performance of DeVry Group and its institutions and individual contributions for fiscal year 2016.

Long-term Incentives

In connection with her entry into an Executive Employment Agreement in May 2016, Ms. Wardell received a one-time equity award valued at $3.7 million in fiscal year 2016 to compensate for forfeited long-term compensation from her prior employer, induce her acceptance of employment and incentivize her. Consistent with the LTI allocation paid to other executive officers, the award consisted of 50% options, 25% Full Value Shares and 25% Performance Shares. Values of equity awards granted to the other current NEOs ranged from approximately $570,000 to $595,000.

Changes for Fiscal Year 2017

Beginning in fiscal year 2017, the Compensation Committee increased the performance-based long term incentive (“LTI”) compensation awarded to executive officers and introduced several new changes to DeVry Group’s LTI program design to more closely reward performance based on each executive’s controllable outcomes.

A summary of the new weightings, including the use of financial-based performance shares (discussed below), follows:

		Options (weight)	RSUs (weight)	PSUs (weight)
	CEO	40%	20%	20% financial /20% mission
	CFO & Group Executives	40%	20%	20% financial /20% mission
	Single Institution Leaders	40%	30%	30% mission*
	Home Office Functional Leaders	40%	30%	30% financial
	*PerformanceShare Award for President of Becker Professional Education is financial-based.

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Expanded Performance-Based Compensation

In fiscal year 2017, DeVry Group expanded the portion of performance-based LTI compensation for DeVry Group’s CEO, CFO and Group Executives responsible for multiple institutions from 25% to 40%. DeVry Group’s CEO, CFO and Group Executives will receive annual LTI awards consisting of 40% options, 20% full value shares (time vesting restricted stock units), 20% financial-based performance shares (performance vesting restricted stock units, based on ROIC attainment) and 20% mission-based performance shares (performance vesting restricted stock units, based on academic performance and student outcomes). DeVry Group also expanded the portion of performance-based LTI for its other executive officers from 25% to 30%. Functional leaders will receive 40% options, 30% full value shares, and 30% financial-based performance shares and institutional leaders will receive 40% options, 30% full value shares and 30% mission-based performance shares.

Reintroduced Financial-Based Performance Shares

DeVry Group reintroduced financial-based performance shares for certain leaders, and reduced the portion of LTI consisting of options. The financial-based performance shares pay out based on achievement of ROIC targets, and ROIC for the awards is calculated based on average invested capital (defined as the average of the sum of long-term indebtedness and shareholders’ equity at the end of the current and prior fiscal years).

Adjusted Mission-Based Performance Shares

In addition to annual adjustments to academic and student outcome performance targets based on past experience, DeVry Group:

•    changed the minimum financial performance threshold metric for fiscal year 2017 grants from ROIC to EBITDA margin for mission-based Performance Shares granted to the CEO and CFO and, to further align performance with academic outcomes, eliminated the financial threshold for mission-based Performance Shares granted to institutional leaders;

•    focused performance goals for institutional leaders and group executives to goals solely for institutions under each executive’s leadership; and

•    added a banking feature for annual targets based on annual performance achievement.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Shareholder Outreach

DeVry Group values our shareholders’ opinions on the design and effectiveness of our executive compensation program. At our Annual Meeting of Shareholders in November 2015, 86% of the votes cast in our advisory “say-on-pay” shareholder vote approved our executive compensation package.

Following a nationwide search, in May, 2016, the DeVry Group Board appointed Lisa Wardell, formerly a DeVry Group independent director, the chair of DeVry Group’s Audit and Finance Committee, and an experienced operating and financial executive, as President and CEO. The decision followed several years of declining financial performance. The decision reflects the Board’s keen sense of urgency, shared with DeVry Group’s shareholders and other stakeholders, to accelerate the transformation of DeVry Group and deliver positive, sustainable earnings and revenue growth,

As part of DeVry Group’s continuing shareholder outreach, DeVry Group’s new President and CEO, Lisa W. Wardell, and new Senior Vice President, CFO and Treasurer, Patrick J. Unzicker, visited DeVry Group’s major shareholders shortly after their appointments as CEO and CFO, respectively, in June 2016. These shareholders owned, to the best of our knowledge, more than 53% of our shares outstanding as of the Annual Meeting record date.

DeVry Group’s major shareholders expressed varying perspectives, a few common themes emerged from the discussions. Below is a summary of what we heard and the actions we took in response:

What we heard	How we responded
Capital allocation strategy should focus less on major acquisitions in the wake of ACAMS transaction	• DeVry Group committed to halt pursuit of major acquisitions for at least a year or until DeVry Group demonstrates positive earnings growth
Demonstrate improved Board communication to investors	• Appointed Michael W. Malafronte, a founder and managing director of DeVry Group’s largest shareholder, as a director in June • Established new, proactive Board and CEO investor outreach program
Empower deeper investor engagement

•  Amended corporate governance principles to establish a policy to call for a special meeting of shareholders under certain circumstances if requested by shareholders owning for a period of one year or longer more than 25% of DeVry Group’s shares outstanding

Further align long term incentive compensation to financial performance

•  Adjusted long term incentive (LTI) mix for executive officers to increase performance-based LTI and better align performance with each executive’s controllable outcomes

•  Stock option grants reduced from 50% of overall LTI mix to 40%, with CEO, CFO and Group Presidents receiving 40% of overall LTI in form of financial- and mission-based performance shares

•  A portion of LTI for CEO, CFO and functional leaders now allocated to financial-based performance shares paying out based on ROIC performance

DeVry Group and the Compensation Committee will continue to engage its shareholder base in the future to understand shareholder concerns, particularly in connection with potential changes to its compensation or governance practices.

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

PAY-FOR-PERFORMANCE FOCUS

DeVry Group uses both short- and long- term incentives to reward NEOs for delivering strong business results, increasing shareholder value and improving student outcomes. With our pay-for-performance philosophy, executives can earn in excess of target levels when their performance exceeds established objectives. And, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

•	Program Design: 83% of the total target direct compensation for our former CEO, and between 51% and 72% of the total direct compensation for the other NEOs, is composed of variable pay.

–	The actual value realized from the annual Management Incentive Plan (MIP) award ranges from zero, if threshold performance targets are not met, up to 200% of targeted amounts for exceptional organizational performance.

–	Under the Performance Share component of our long-term incentive plan, payout is contingent on meeting both academic or student outcome performance goals and a minimum ROIC threshold. If the minimum level of ROIC performance is attained, the size of the payout is then based on meeting academic or student outcome targets established for each institution across the DeVry Group, as outlined in the table below in “Pay-for-Academic-Performance”.

•	Performance Assessment: Our Compensation Committee uses a comprehensive, well-defined and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the appropriate objectives for the creation of short-and long-term shareholder value as well as organizational growth.

DeVry Group’s incentive compensation program for executives is designed to link compensation performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

	Short-Term (Cash)	Long-Term (Equity)	Long-Term (Equity)	Long-Term (Equity)

	Management Incentive Plan	Performance Shares (performance-based restricted stock units)	Full-Value Shares (time-based restricted stock units)	Stock Options
Objective	Short-term operational business priorities	Medium-term improvement of student outcomes	Long-term shareholder value creation	Long-term shareholder value creation
Time Horizon	1 Year	3 Year cliff vesting	4 Year ratable vesting	4 Year ratable vesting
Performance Measures	Revenue Net Income Individual Goals	Student Outcomes (after attainment of minimum ROIC)	Stock Price	Stock Price

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Other key features of our executive compensation program include:

•	Stock ownership requirements: Our stock ownership guidelines require all senior executives to meet specific ownership targets as a multiple of base salary. This requirement subjects these executives to the same long-term stock price volatility our shareholders experience. Currently, all NEOs and directors who are no longer subject to a phase-in period have met the minimum ownership requirements. See page 43 for more information.

•	Incentive Compensation Recoupment Policy: If the Compensation Committee determines that an executive received an incentive based on financial results that were restated due to knowing or intentional, fraudulent or illegal conduct on the part of the executive, DeVry Group may recover the incentive (in whole or in part). This policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm DeVry Group or its shareholders.

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

PAY-FOR-ACADEMIC-PERFORMANCE FOCUS

DeVry Group’s Performance Shares Put Focus on Student Outcomes

DeVry Group’s purpose is to empower students to achieve their academic and career goals. We believe our continuing focus on a student-centered culture of Care has distinguished DeVry Group, and is essential to preserving and enhancing shareholder value in a challenging regulatory and competitive environment. Our senior executives should be held accountable to, and rewarded for, the realization of our purpose — specifically, to sustaining and continuously improving the quality of our educational programs as reflected in the performance and achievement of students. And since the ongoing achievement of our students is essential to the creation of long-term shareholder value, beginning in August 2012 we decided to tie our Performance Shares to a combination of measures of student achievement for each of our core educational institutions. We call this our “Mission Based” award, which comprised 25% of our executive officers’ LTI compensation in fiscal year 2016.

Our mission-based Performance Share program stands alone among publicly-held proprietary higher education organizations. Unlike most performance based equity awards, our Performance Shares first and foremost reward academic performance and student outcomes. The measures we use in our Performance Shares are important standards of the success of our institutions, but they are not widely used in the investor and executive compensation communities. In an effort to enhance investor understanding, we present in this section a review of DeVry Group’s Performance Share program — reviewing its history, evolution and place in DeVry Group, including a review of the Performance Shares vesting this year.

History of Performance Share Grants

In 2010, we developed a set of Executive Compensation Principles, set forth on page 31, to guide us in the design, evaluation and administration of our executive compensation programs. In 2011, the Compensation Committee reviewed DeVry Group’s compensation program through the lens of its Compensation Principles and concluded that, since the success of DeVry Group’s students is fundamental to DeVry Group’s success, the executive compensation program should evolve to reinforce DeVry Group’s student-centered purpose. While DeVry Group’s success, as reflected in its financial performance and stock value, is aligned with student success, the Compensation Committee desired an added compensation component that would further align student success with the compensation of DeVry Group’s executive leadership.

With this objective, the Compensation Committee engaged its independent consultant, Willis Towers Watson, to work with DeVry Group leadership in the design of an LTI program focused on student success. The resulting Performance Shares, first awarded in August 2012, were designed to reward long-term academic and student outcome performance over a three year performance period.

We believe our program has served to distinguish us in our competition for leadership talent. Beginning in 2014, to further drive academic performance, DeVry Group expanded its Performance Share program to senior management at DeVry Group and each of its institutions. Institutional leaders, other than DeVry Group’s executive officers, receive a portion of LTI as academic-based Performance Shares, with performance goals aligned to academic performance and student outcomes at their institutions. As noted above in “2016 Compensation Decisions and Actions,” we further refined the program, most notably by increasing the portion of mission-based Performance Shares awarded to our institution leaders from 25% to 30% of overall LTI and by focusing the metrics to reward performance solely at each executive’s institution.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Review of Performance Share Payouts from 2013 Awards

Performance share awards granted in 2013 vested in 2016, with an overall payout of 69% of target, demonstrating that the high standards established for DeVry Group’s institutions were challenging. The table below shows the performance measures and targets established for the 2013 Performance Shares, the performance of each institution against such goals, and the resulting payout attributable to such institution. A summary of each academic performance measure can be found in Appendix B of this proxy statement.

				Performance Goals (FY14-16)
Institution	Performance Measure		Weighting	Threshold (80% Payout)	Target (100% Payout)	Maximum (120% Payout)	Performance Achieved	Payout (as % of Target)
	USMLE 1st Time Pass Rate: Step I		5%	90%	92%	95%	94%	116%
AUC	USMLE 1st Time Pass	CK	2.5%	83%	94%	94%	88%	100%
	Rate: Step II	CS	2.5%	88%	95%	95%	85%	0%
	USMLE 1st Time Pass Rate: Step I		5%	90%	92%	95%	94%	116%
RUSM	USMLE 1st Time Pass	CK	2.5%	83%	94%	94%	82%	0%
	Rate: Step II	CS	2.5%	88%	95%	95%	87%	0%
RUSVM	NAVLE 1st Time Pass Rate		5%	88%	90%	95%	78%	0%
Chamberlain	BSN NCLEX 1st Time Pass Rate		20%	88%	90%	92%	83%	0%
DeVry University	Major Field Test (Business Admin)		40%	139	142	146	141	93%
Carrington	Retention		15%	79.50%	81.50%	83.50%	83%	117%
					Total Payout (as % of Target):			69%

Changes to Performance Shares for Fiscal Year 2016

After two years of experience and learning with the original performance measures used in the 2012 and 2013 grants, the Compensation Committee revised the academic and student outcome-based performance measures for the first time in the awards made to DeVry Group executive officers in 2014. As described in DeVry Group’s 2015 proxy statement, the Compensation Committee’s changes in 2014 were made with a focus on simplifying the Performance Share award to better motivate leadership, rebalancing the goals based on the contribution of each institution, and focusing the performance goals to allow for measures for acquired institutions in the future in keeping with DeVry Group’s diversification strategy. In an effort to ensure that these changes had a balanced impact on the potential payout of the awards, based on the 2015 payouts, the Compensation Committee eliminated from the 2014 and 2015 awards measures that performed above and below target, namely the Step 1 USMLE Pass Rates used at American University of the Caribbean School of Medicine (AUC) and Ross University School of Medicine (RUSM) as well as the NAVLE 1st Time Pass Rate used at Ross University School of Veterinary Medicine (RUSVM).

In 2015, the Compensation Committee further revised the Performance Shares with a view to establishing goals, where feasible, relative to performance across other institutions so that the rigor of such goals is objective and more easily understood. Performance measures and targets at DeVry University and Carrington College were maintained but the performance scales were broadened to mitigate risks that small changes in performance would result in outsized payouts. For Ross University School of Medicine and American University School of the Caribbean, a performance measure for the first time pass rate for the USMLE Step I exam was added back in recognition of its ultimate importance for residency placements.

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

A summary of the changes follows:

Performance Shares Targets for Fiscal Year 2016

As a result of these changes, the resulting Performance Standards for the fiscal years 2015 and 2016 Performance Share awards were:

				Performance Goals (FY16-18)
Institution	Performance Measure		Weighting	Threshold (80% Payout)	Target (100% Payout)	Maximum (120% Payout)
DMI Medical Programs (RUSM & AUC)	USMLE 1st Time Pass Rate: Step I		10%	International medical school pass rate norm(1)	Midpoint between threshold and max	U.S. medical school pass rate norm(2)
	USMLE 1st Time Pass Rate: Step II	CS	10%	International medical school pass rate norm(1)	Midpoint between threshold and max	U.S. medical school pass rate norm(2)
		CK	10%	International medical school pass rate norm(1)	Midpoint between threshold and max	U.S. medical school pass rate norm(2)
Chamberlain	BSN NCLEX 1st Time Pass Rate		30%	400 bps less than national pass rate norm	National nursing college pass rate norm(3)	400 bps more than national pass rate norm(1)
DeVry University	Undergraduate Session-to-Session Persistence		30%	80.0%	82.7%	85.0%
Carrington	Retention		10%	80.0%	82.5%	85.0%

(1)	Calculated as the 3-year average 1st time pass rate of medical school students attending institutions outside the U.S. or Canada taking the USMLE exams, as reported by the Educational Commission for Foreign Medical Graduates (ECFMG) for calendar years 2015, 2016, and 2017.

(2)	Calculated as the 3-year average 1st time pass rate of medical school students attending U.S. institutions taking the USMLE exams, as reported by the National Board of Medical Examiners (NBME) for calendar years 2015, 2016, and 2017.

(3)	Calculated as the 3-year average 1st time pass rate of U.S. national baccalaureate graduates taking the NCLEX exam, as reported by the National Council of State Boards of Nursing (NCSBN) for calendar years calendar years 2015, 2016, and 2017.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

What We Do	What We Don’t Do

✓    Pay for economic and academic performance

✓     Solicit and value shareholder opinions about our compensation practices

✓     Deliver total direct compensation primarily through variable pay

✓    Set challenging short- and long-term incentive award goals

✓    Use relevant academic and student outcome measures for a portion of our long-term incentive award

✓     Provide strong oversight that ensures adherence to incentive grant regulations and limits

✓     Maintain robust stock ownership requirements

✓    Adhere to an incentive compensation recoupment policy (“clawback” policy)

✓    Offer market-competitive benefits

✓     Consult with an independent advisor on pay

✓    Prohibit hedging and pledging DeVry Group stock

✗    Benchmark against other organizations

✗     Provide tax gross-ups for severance payments

✗    Re-price stock options

✗    Pay dividends on performance-based restricted stock

✗    Provide excessive perquisites

✗    Offer a defined benefit pension or supplemental executive retirement plan (SERP)

✗    Reward executives without a link to performance

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

OVERSIGHT OF PAY AND PHILOSOPHY

The Compensation Committee uses the following Principles of Executive Compensation to assess DeVry Group’s executive compensation program and to provide guidance to management on the Compensation Committee’s expectations for the overall executive compensation structure:

Principle	Purpose
Stewardship / Sustainability	• Reinforce DeVry Group’s purpose and long-term vision

• Motivate and reward sustained long-term growth in shareholder value

• Uphold long-term interests of all constituents (including students, colleagues, employers, owners and taxpayers)

• Focus on sustaining and enhancing the quality and outcomes of education programs

• Promote continued differentiation and expansion of the DeVry Group’s programs
Accountability	• Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (division, geography and function)

• Require timing of performance periods to match timing of colleague’s impact and responsibility (short-, medium- and long-term)

• Emphasize quality, service and academic and career results

• Articulate well defined metrics, goals, ranges, limits and results

• Motivate and reward achievement of strategic goals, with appropriate consequences for failure

• Comply with all legislation and regulation
Alignment	• Promote commonality of interest with all stakeholders (including students, colleagues, employers, owners and taxpayers)

• Reflect and reinforce the DeVry Group’s values and culture

• Promote commonality of interests across business units, geography and up, down and across chain of command

• Provide a balance between short-and long-term performance
Engagement	• Attract and retain high quality talent and provide for organizational succession

• Provide market competitive total compensation and benefits packages at all levels

• Promote consistent colleague development at all levels

• Motivate urgency, creativity and dedication to DeVry Group’s purpose

• Clearly communicate the link between pay and performance
Transparency	• Clear communication of compensation structure, rationale and outcomes to all colleagues and shareholders

• Simple and understandable structure that is easy for internal and external parties to understand

• Reasonable and logical relationship between pay at different levels

• Based on systematic goals that are objective and clear, with appropriate level of discretion

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of compensation for the CEO and NEOs. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive and long-term incentive) to ensure they align with the principles of DeVry Group’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets and review management performance, and it assists in establishing CEO goals and objectives.

Each year, the Compensation Committee recommends CEO compensation to the Board of Directors, taking into consideration the CEO’s performance evaluation and advice from Willis Towers Watson, an independent executive consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers DeVry Group’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards and the CEO’s expected future contributions, as well as other factors it deems appropriate.

The Compensation Committee approves base salary, annual incentive and equity compensation and perquisites for DeVry Group’s NEOs.

In reviewing DeVry Group’s compensation program, the Compensation Committee considers whether the programs encourage unnecessary or excessive risk taking that would have an adverse effect on DeVry Group and has determined that they do not.

Role of the Executive Officers and Management

The CEO, in consultation with the Senior Vice President, Human Resources and the Chief Financial Officer, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards, and long-term incentive awards. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance for the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual incentive awards and long-term incentive equity awards for DeVry Group’s NEOs. The compensation package for the CEO is determined by the Compensation Committee and approved by the independent members of the Board of Directors during executive session.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add rigor to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engaged the services of Willis Towers Watson in fiscal year 2016.

Willis Towers Watson analyzed DeVry Group’s executive compensation structure and plan designs and assessed whether the executive compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders, students and other stakeholders.

In fiscal year 2016, Willis Towers Watson’s primary areas of assistance were:

•	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;

•	Reviewing, analyzing and providing recommendations for DeVry Group’s list of peer group companies;

•	Reviewing information developed by management for the Compensation Committee and providing input on such information to the Compensation Committee;

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

•	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings;

•	Reviewing with management and the Compensation Committee the materials to be used in DeVry Group’s proxy statement.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, Willis Towers Watson to ensure executive compensation consulting independence. The process includes a review of the services Willis Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year.

Executive Compensation Peer Group

To ensure DeVry Group continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all larger publicly-held, private sector higher education schools, DeVry Group’s peer group also includes a broader group of organizations in order to provide better compensation data. DeVry Group’s expanded peer group includes publicly-held organizations that provide services over an extended period of time. In consideration of DeVry Group’s significant focus on health care education, which requires attracting and retaining seasoned health care professionals and executives, the peer group also includes health care services companies. Revenue of most of the peer group organizations is generally between one-half and two times DeVry Group’s revenue.

Willis Towers Watson reviewed the peer group during fiscal year 2016 and recommended removing Life Time Fitness, Inc. due to its exchange delisting, and adding Hillenbrand Inc. as a similarly-sized Midwest-based company. The peer group is composed of:

Apollo Education Group, Inc.	H&R Block, Inc.	Scholastic Corporation
Bridgepoint Education, Inc.	HEALTHSOUTH Corp.	Select Medical Holdings Corporation
Bright Horizons Family Solutions, Inc.	Hillenbrand Inc.	Service Corp. International
Brookdale Senior Living Inc.	ITT Educational Services Inc.	Weight Watchers International, Inc.
Career Education Corp.	Lifepoint Hospitals Inc.
Graham Holdings Company	MEDNAX, Inc.
Paychex, Inc.
Regis Corp.

The Compensation Committee also reviews compensation and plan prevalence data from smaller education-specific peer organizations but does not include the statistics when determining compensation levels because their revenue is outside of the established range for DeVry Group. These organizations are:

American Public Education, Inc.	Grand Canyon Education, Inc.	Strayer Education Inc.
Capella Education Co.	Lincoln Educational Services Corporation	Universal Technical Institute, Inc.

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Base salary adjustments are made based on seven criteria:
1. DeVry Group’s overall financial performance compared to operating plan
2. Executive’s performance against established individual goals and objectives
3. Executive’s effectiveness in instilling a culture of academic quality, teamwork, student service and integrity
4. Executive’s expected future contributions
5. Comparison to peer group and other available market data
6. Merit increase parameters set for all colleagues in the organization
7. Discretion based on interaction and observation throughout the year

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

ANALYSIS OF 2016 COMPENSATION

CEO and CFO Transition

In May 2016, during the fourth quarter of fiscal year 2016, DeVry Group’s board of directors appointed Lisa W. Wardell DeVry Group’s new President and CEO, and Daniel M. Hamburger, who served in those roles through almost the entirety of fiscal year 2016, resigned. The compensation decisions in this Compensation Discussion and Analysis relate primarily to decisions by the Compensation Committee with respect to DeVry Group’s former CEO before his separation, and his compensation decisions with respect to other NEOs in consultation with the Compensation Committee. Where appropriate, this Compensation Discussion and Analysis section also reviews compensation decisions with respect to the hiring of DeVry Group’s current President and CEO, Lisa W. Wardell, and year-end compensation decisions.

Shortly after Ms. Wardell’s appointment as DeVry Group’s President and CEO, DeVry Group’s Senior Vice President and Chief Financial Officer, Timothy S. Wiggins, resigned and Patrick J. Unzicker, formerly DeVry Group’s Vice President, Chief Accounting Officer and Treasurer, was appointed Senior Vice President, Chief Financial Officer and Treasurer.

Annual Base Salary

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles, and the current market compensation for similar roles outside DeVry Group. Once established, base salaries are reviewed annually to reflect the executive’s prior performance and respond to changes in market conditions. The box below lists the criteria the Compensation Committee uses to determine changes to salary from one year to the next.

FISCAL YEAR 2016 BASE SALARY DECISIONS

At the beginning of fiscal year 2016, the Compensation Committee increased Mr. Hamburger’s base salary, taking into account the organization’s general approach to merit increases for other colleagues, actual results versus the performance targets and goals previously set for DeVry Group and for him for the prior year and market data. The Compensation Committee also considered its interaction with Mr. Hamburger, its observation of his performance throughout fiscal year 2015 and the perceived market for CEOs, thus adding a further discretionary element to its evaluation. The Compensation Committee increased Mr. Hamburger’s annual base salary for fiscal year 2016 to ensure that his salary stayed at a level that compared appropriately to the salaries of chief executive officers at other organizations in the marketplace. The Compensation Committee felt these considerations and the conservative approach taken with respect to merit increases throughout the organization were sufficient to justify a modest increase in Mr. Hamburger’s base salary. During May 2016, the Compensation Committee delegated authority to DeVry Group’s Board Chair, Christopher B. Begley, to negotiate the terms of hire of Lisa W. Wardell as DeVry Group’s new President and CEO. After consulting with the Compensation Committee’s compensation consultant, Willis Towers Watson, Mr. Begley offered Ms. Wardell a starting compensation package with a base salary equal to the base salary in place DeVry Group’s former President and CEO, Daniel M. Hamburger, in fiscal year 2016.

34

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Mr. Hamburger recommended to the Compensation Committee the annual base salary of each of the other NEOs at the outset of fiscal year 2016. His recommendations were made in consultation with the Senior Vice-President of Human Resources and the Chief Financial Officer. They were based upon their experience with and analysis of the market at that time, their monitoring of the compensation levels at other organizations in DeVry Group’s market and Mr. Hamburger’s assessment of each NEO’s performance for the prior year.

	FY 2015	FY 2016	Percent Change
Lisa W. Wardell(1)	n/a	$895,000	n/a
Daniel M. Hamburger	$877,660	$895,214	2.00%
Patrick J. Unzicker(2)	$273,800	$410,000	49.75%
Timothy J. Wiggins	$432,804	$450,116	4.00%
Gregory S. Davis	$410,012	$424,383	3.50%
Robert A. Paul	$391,400	$400,794	2.40%
Steven P. Riehs	$439,875	$450,432	2.40%

(4)	In connection with Ms. Wardell’s appointment as President and CEO on May 24, 2016, the Compensation Committee set her base salary at $895,000, which was equal to the base salary of DeVry Group’s former President and CEO, Daniel M. Hamburger.

(5)	In connection with his promotion from Vice President, Chief Accounting Officer and Treasurer to Senior Vice President, Chief Financial Officer and Treasurer in May 2016, Mr. Unzicker’s base salary was increased to $410,000.

35

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Annual Cash Incentive Compensation

The annual cash incentive, delivered through the MIP, provides NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance and, to a lesser extent, individual performance.

FISCAL YEAR 2016 MIP DECISIONS

For fiscal year 2016, the target award opportunity for DeVry Group’s former CFO increased to 70% (from 65%), the target award opportunity for DeVry Group’s current CFO increased to 65% in connection with his promotion, and the target award opportunity for DeVry Group’s General Counsel increased to 55% (from 50%). No other changes were made to the MIP target award opportunity as a percentage of base salary for the other NEOs.

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of fiscal year 2016, the final MIP awards were partially based on the following financial results, as adjusted for special items described in Appendix A:

•   DeVry Group achieved 93.8% of the target fiscal year 2016 MIP Net Income goal of $170.2 million.

•   DeVry Group achieved 96.8% of the target fiscal year 2016 MIP Revenue goal of $1,903.5 million.

In addition, awards for Messrs. Paul and Riehs included results from the performance of the institutions they oversee.

Based on this information, coupled with the evaluation of individual performance for each NEO during the course of the year, the Compensation Committee made the following MIP awards:

	Annual Target as a Percentage of Base Salary	FY16 Target Award Opportunity	FY Actual Award	Percent of Target Paid Based on FY16 Performance
Lisa W. Wardell(1)	105%	$95,262	$95,262	100%
Daniel M. Hamburger(2)	105%	$845,037	$719,971	85.2%
Patrick J. Unzicker(3)	65%	$266,650	$112,936	89.1%
Timothy J. Wiggins	70%	$315,081	$280,611	89.1%
Gregory S. Davis	55%	$233,400	$207,866	89.1%
Robert A. Paul	65%	$260,516	$241,068	92.5%
Steven P. Riehs	65%	$292,781	$258,774	88.4%

(1)	Pursuant to her employment agreement, Ms. Wardell received a pro-rated MIP award based on achievement of 100% of her target performance for fiscal year 2016, which was prorated based on her period of service as President and CEO.
(2)	Under the terms of his separation agreement, Mr. Hamburger received 100% of his fiscal year 2016 MIP award, which was determined based on actual DeVry Group and individual performance and pro-rated based on his period of service as President and CEO during fiscal year 2016.
(3)	Target award opportunity adjusted on a pro-rated basis to reflect mid-year base salary increase and target MIP increase from 40% of base salary to 65% of base salary, arising from promotion from Vice President, Chief Accounting Officer and Treasurer to Senior Vice President, Chief Financial Officer and Treasurer.

36

MIP Performance Measures

The Compensation Committee determined that DeVry Group net income and revenue, along with institution operating income and revenue, provide a balanced set of measures to focus NEOs. These particular measures were selected to focus executives on top line revenue growth, bottom line profitability and results compared to other organizations within and outside our industry.

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

HOW THE MANAGEMENT INCENTIVE PLAN WORKS

MIP target award opportunities for each NEO are set by the Compensation Committee based on factors including external surveys of practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

The MIP provided both DeVry Group’s current and former CEO with a target award opportunity of 105% of base salary and other NEOs target award opportunities between 55% and 65% of base salary. Actual awards can be higher or lower than the target opportunity based on the results for each performance measure. Performance below threshold for the goal will result in no payment for that performance goal. On the other hand, performance at or above threshold can earn an award ranging from 50% to 200% of the target amount. The maximum amount of 200% rewards exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of initiatives not contemplated at the time goals were set.

The actual payout of an award is determined upon the completion of the fiscal year only after that fiscal year has ended and audited financial results have been substantially completed (i.e., in the beginning of the next fiscal year). Thus, MIP awards for fiscal year 2016 were determined and paid in the early part of fiscal year 2017, after the results for the fiscal year ended June 30, 2016, were confirmed. The payout is based on specific net income, revenue, institution operating income and institution revenue measures set by the Compensation Committee prior to the start of the year in which the performance is measured.

The Compensation Committee may exercise discretion in determining incentive payments. These adjustments are made to ensure the MIP rewards true operational performance as it is perceived by investors, encourages long-term decision making and is measured consistently. For example, as detailed in Appendix A, at the end of fiscal years 2015 and 2016, the Compensation Committee adjusted calculations of Net Income, Diluted EPS and ROIC to exclude the impact of special items primarily related to discontinued operations, restructurings, impairment charges and non-recurring gains on the sale of real estate. In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee has exercised negative discretion and reduced MIP payouts to certain associated colleagues. In the case of acquisitions, the Compensation Committee does not include revenue, and corresponding net income, from acquisitions in their evaluation of achievement against targets unless such expected revenue, and corresponding net income, had been factored into the performance target.

In addition to the actual results achieved through these organizational results, the Compensation Committee also considers individual performance over the course of that fiscal year for each NEO. Individual performance goals reflect functional results and/or institution performance appropriate for the executive, as well as academic outcomes, organizational strength and the advancement of DeVry Group’s core values. Individual performance goals are designed to drive initiatives that support DeVry Group’s strategy and further align leadership with DeVry Group’s student-focused purpose.

37

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

The relative percentages assigned to the measures for each NEO for fiscal year 2016 are as follows:

	Organizational, Institution and Individual Performance Measure Allocation
	DeVry Group Net Income	DeVry Group Revenue	Institution Operating Income	Institution Revenue	Individual Performance
Lisa W. Wardell	45%	40%	—	—	15%
Daniel M. Hamburger	45%	40%	—	—	15%
Patrick J. Unzicker	40%	30%	—	—	30%
Timothy J. Wiggins	40%	30%	—	—	30%
Gregory S. Davis	40%	30%	—	—	30%
Robert A. Paul	20%	10%	25%	15%	30%
Steven P. Riehs	20%	10%	25%	15%	30%

In accordance with her employment agreement, Ms. Wardell’s fiscal year 2016 award was deemed 100% of target, and was pro-rated to reflect her appointment as President and CEO in late May, near the end of fiscal year 2016. Set forth below, as an example of MIP determinations made for other NEOs, is a summary of the calculation of the fiscal year 2016 award for Ms. Wardell’s predecessor, Daniel M. Hamburger, who received a pro-rated MIP award based on his partial performance through fiscal year 2016 in accordance with the terms of his separation agreement:

	Target Award Opportunity (Weighting)	Target		Performance Achieved		Performance Relative to Target	Payout as a % of Target Award Opportunity based on Performance Relative to Target*		Target Award Opportunity ($ Amount)		Pro-ration for partial FY 16 Service		Actual Award
DeVry Group Net Income	45%	$170.2mm	÷	$159.7mm	=	93.8%	84.5%*	×	$422,988	×	89.9%	=	$321,193
DeVry Group Revenue	40%	$1,903.5mm	÷	$1,843.1mm	=	96.8%	84.2%*	×	$375,989	×	89.9%	=	$284,491
Individual Performance	15%	—		—		—	90.2%	×	$140,996	×	89.9%	=	$114,286
TOTAL	100%	—		—	=	—	85.2%	×	$939,973	×	89.9%	=	$719,971

*	The MIP Plan provides that if performance relative to target is below certain minimum thresholds, there will be no payout. Minimum thresholds for fiscal year 2016 were 80% of the net income goal and 90% of the revenue goal, and in each case would result in a 50 % payout upon achievement. Every 1% achieved over (or under) the revenue goal would result in an additional (or a reduced) 5% award up to a maximum payout of 200% (or down to a 0% payout). Every 1% achieved over (or under) the net income goal would result in an additional (or a reduced) 2.5% award up to a maximum payout of 200% (or down to a 0% payout).

2016 PERFORMANCE GOALS

Financial goals set for our MIP participants are derived from DeVry Group’s fiscal year operating plans, which are recommended by DeVry Group’s executive management team and approved by the Board at the beginning of each fiscal year. DeVry Group management planned significant cost reduction initiatives to preserve net income in a declining revenue environment driven by DeVry University’s competitive and regulatory challenges. For fiscal year 2016, these plans translated to financial performance goals of $170.2 million of net income and revenue of $1,903.5 million, representing an increase from fiscal year 2015 net income excluding special items and a decrease from fiscal year revenue. Due to the confidential nature of such information, and the competitive harm sharing it would cause, DeVry Group does not disclose the particular institutional or segment performance goals utilized in its MIP. The Compensation Committee considers the organization’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP.

38

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to them to place additional emphasis on tactical priorities. The individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation (MIP) and long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing its discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

A summary of the primary individual performance goals and objectives established for each of our NEOs follows:

Lisa W. Wardell (President and CEO)	Not applicable(1)
Daniel M. Hamburger (Former President and CEO)

• Turnaround DeVry University, as demonstrated by achievement of operating income target

• Continue to increase DeVry Group’s diversification, as measured by operating income from international and professional education operations

• Improve academic performance, as measured by career outcomes and student Net Promoter Score at DeVry University

Patrick J. Unzicker (SVP, Chief Financial Officer and Treasurer

• Ensure timely, accurate and constructive investor communications and securities filings

• Support financial planning, business development, strategy, and internal consulting initiatives

• Enhance DeVry Group finance department personnel development and engagement

• Support financial decision-making and develop new financial planning system

• Drive process and operational excellence initiatives

• Oversee organizational compliance and audit services programs and internal controls

• Drive process and operational excellence initiatives

Timothy J. Wiggins (Former SVP, Chief Financial Officer)	Not applicable(2)
Gregory S. Davis (SVP, General Counsel and Secretary)

• Execute specific risk avoidance and risk management initiatives

• Properly resource the legal function to align with DeVry Group’s dynamic organization, and enable its success

• Deliver exceptional legal support to each of DeVry Group’s institutions and functional areas

• Deliver exceptional legal support to DeVry Group’s Board

• Manage legal expenses

• Effectively manage DeVry Group’s security and business continuity and ombudsman functions

• Enhance DeVry Group legal department personnel development and engagement

Robert A. Paul (President, DeVry University)

• Enhance DeVry University teaching and learning model

• Deliver DeVry University “Care,” as demonstrated by improved student satisfaction metrics, and execution of various operational initiatives

• Improve strategic marketing capabilities and execution

• Launch strategic workforce solution

• Improve efficiency and reduce cost structure

• Address affordability challenges

Steve P. Riehs (Group President, Medical, Professional and Online Education)

• Drive organic and inorganic growth at Becker Professional Education

• Oversee operational and academic enhancements, revenue growth and acquisitions at DeVry Brasil

• Drive strategy and initiatives at DeVry Medical International, focused on academic enhancements, capital planning and IT infrastructure

Increase international student recruitment and acquire international institution in new market

• Develop leadership depth, colleague engagement, and overall DeVry Group culture

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

(1)	To accommodate for her appointment near the end of fiscal year 2016, Ms. Wardell’s employment agreement provides for a 100% payout of MIP portion attributable to individual performance during her first fiscal year.

(2)	Separation agreement provides for a 100% payout of MIP portion attributable to individual performance.

Long-Term Incentive Compensation

Long-term incentive compensation at DeVry Group consists of Performance Shares, “Full-Value Shares” (which are time-based restricted stock units) and stock options. The Compensation Committee targets the value of long-term incentive compensation for NEOs to represent a substantial percentage of their total compensation. These incentives are intended to serve three complementary objectives of our compensation program:

•	Promote long-term retention of key executives who are critical to our operations,

•	Reward executives for the delivery of long-term business results, and

•	Align executives’ long-term interests with those of our shareholders.

FISCAL YEAR 2016 LONG-TERM INCENTIVE DECISIONS

For fiscal year 2016, NEOs received the following stock-based awards to deliver their overall long-term incentive grant:

	Stock Options	Full-Value Shares	Performance Shares	Total Value of 2016 Long-Term Incentive Grant
Lisa W. Wardell	$1,815,770	$1,024,937	$917,149	$3,757,856
Daniel M. Hamburger	$1,668,643	$850,114	$842,660	$3,361,417
Patrick J. Unzicker(1)	$90,767	$46,165	$144,980	$281,912
Timothy J. Wiggins	$412,139	$210,102	$208,260	$830,501
Gregory S. Davis	$282,218	$143,740	$142,480	$568,438
Robert A. Paul	$282,218	$143,740	$142,480	$568,438
Steven P. Riehs	$294,422	$150,036	$148,720	$593,178

(4)	Includes $100,000, off-cycle grant in May 2016, prior to his promotion to Senior Vice President, Chief Financial Officer and Treasurer, to retain and reward Mr. Unzicker as a high-performing, key contributor.

HOW THE LONG-TERM INCENTIVE PLAN WORKS

The Compensation Committee granted equity awards to each of the NEOs in August 2015 based on both retrospective and prospective considerations and organizational and individual considerations. Additionally, the Compensation Committee made a one-time equity sign-on award with a value of $3,700,000 to DeVry Group’s new President and CEO, Lisa W. Wardell, in May 2016, consisting of 50% options, 25% Full-Value Shares and 25% Performance Shares. The award was designed to compensate Ms. Wardell for foregone compensation at her prior employer and to align her compensation with DeVry Group’s performance. Ms. Wardell also received an equity grant in November 2015 as compensation for her service as a non-executive director prior to her appointment as President and CEO, which is included in the 2016 Director Compensation table. The Compensation Committee took into account the same seven criteria described in the “Annual Base Salary” section above in determining the size of these awards. Awards were delivered through a mix of stock-based vehicles:

Percent of Long-Term Incentive Award
Stock Options	50%
Full-Value Shares	25%
Performance Shares	25%

40

Focusing on Long-Term Results
The Compensation Committee believes that long-term equity compensation is an important retention tool and, therefore, chose to use a four-year ratable vesting schedule for grants of stock options and Full-Value Shares and a three-year cliff vesting schedule for Performance Shares, to encourage longer-term focus and retention.

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

STOCK OPTIONS: Stock option grants vest in equal installments over a four-year period beginning on the first anniversary of the grant date. The Compensation Committee granted incentive stock options (ISOs) with a value of up to the $100,000 IRS limitation applicable to each one-year vesting period. To the extent this limitation was met for any NEO, the remaining portion of the stock option award was issued in the form of non-qualified stock options. The Compensation Committee recognizes that DeVry Group may not receive a tax deduction for ISOs, but weighed this consideration against the tax benefit ISOs provide to colleagues and the additional enhancement to DeVry Group’s ability to attract and retain executives. The Compensation Committee determined it was in DeVry Group’s best interest to continue utilizing ISOs in the manner described.

FULL-VALUE SHARES: Full-Value shares are time-based restricted stock units that vest in equal installments over four years beginning on the first anniversary of the grant date.

PERFORMANCE SHARES: Performance Shares granted for fiscal year 2016 are based on achieving certain academic goals over a three-year performance period. The shares vest at the end of the performance period only if a minimum level of Return on Invested Capital (ROIC) performance is attained. If the ROIC minimum level is not achieved, no award is vested. DeVry Group believes this threshold is appropriate because the financial health of DeVry Group is fundamental to our continued success and realizing our purpose. Similarly, if the academic and student outcome targets are not achieved, no award is vested — regardless of the success measured by ROIC. If the minimum level of ROIC performance is attained, the size of the payout is then based on meeting or exceeding the academic goals established for each institution across DeVry Group.

At the end of the three-year performance period, if threshold level performance is attained for each of the academic goals established for each institution, participants can earn between 80% and 120% of the target number of Performance Shares. If performance is below threshold for any individual academic measures, 0% of the Performance Shares will vest for that component of the awards. Straight line interpolation will be used to determine achievement of Performance Shares to be vested between threshold and target and also between target and maximum payout of 120%.

				Performance Goals (FY16-18)
Institution	Performance Measure		Weighting	Threshold (80% Payout)	Target (100% Payout)	Maximum (120% Payout)
DMI Medical Programs (RUSM & AUC)	USMLE 1st Time Pass Rate: Step I		10%	International medical school pass rate norm(1)	Midpoint between threshold and max	U.S. medical school pass rate norm(2)
	USMLE 1st Time Pass Rate: Step II	CS	10%	International medical school pass rate norm(1)	Midpoint between threshold and max	U.S. medical school pass rate norm(2)
		CK	10%	International medical school pass rate norm(1)	Midpoint between threshold and max	U.S. medical school pass rate norm(2)
Chamberlain	BSN NCLEX 1st Time Pass Rate		30%	400 bps less than national pass rate norm	National nursing college pass rate norm(3)	400 bps more than national pass rate norm(1)
DeVry University	Undergraduate Session-to-Session Persistence		30%	80.0%	82.7%	85.0%
Carrington College	Retention		10%	80.0%	82.5%	85.0%

(1)	Calculated as the 3-year average 1st time pass rate of medical school students attending institutions outside the U.S. or Canada taking the USMLE exams, as reported by the Educational Commission for Foreign Medical Graduates (ECFMG) for calendar years 2015, 2016, and 2017

41

Linking Compensation to Stock Performance
Stock ownership guidelines tie the compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holding. Currently, all NEOs and directors who are no longer subject to a phase-In period have met the minimum ownership requirements.
The Compensation Committee increased ownership guidelines applicable to DeVry Group’s CEO and CFO in August 2014. DeVry Group’s CEO and CFO will have five years to attain the increased guidelines

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

(2)	Calculated as the 3-year average 1st time pass rate of medical school students attending U.S. institutions taking the USMLE exams, as reported by the National Board of Medical Examiners (NBME) for calendar years 2015, 2016, and 2017

(3)	Calculated as the 3-year average 1st time pass rate of U.S. national baccalaureate graduates taking the NCLEX exam, as reported by the National Council of State Boards of Nursing (NCSBN) for the calendar years 2015, 2016, and 2017

Performance Shares vest after three years and are paid out based on the achievement of specific performance measures set by the Compensation Committee at the start of the performance period. In order to receive an award, a threshold level of ROIC performance must be met for the three-year period.

Stock Ownership Guidelines

Stock ownership guidelines are in place for all directors and executive officers of DeVry Group and are intended to align the interests of executive management with our shareholders by requiring executives to be subject to the same long-term stock price volatility our shareholders experience. Michael W. Malafronte, who was appointed to the Board pursuant to a Support Agreement between DeVry Group and its largest shareholder, International Value Advisers, and who has declined all compensation for his service, will not be subject to the ownership guidelines.

Directors and executive officers are expected to maintain ownership of DeVry Group’s Common Stock valued equal to or in excess of a multiple of their current base salary or annual retainer:

Number of Shares Equivalent to:
CEO	5 times base salary
CFO	3 times base salary
Key operational leaders	2 times base salary
All other executive officers	1 times base salary
All non-employee directors	3 times annual retainer

The stock ownership requirements were implemented in February 2010 for all directors and executive officers. Ownership guidelines were subsequently increased for the CEO and CFO in August 2014 from 3 times base salary to 5 times base salary for the CEO, and from 2 times base salary to 3 times base salary for the CFO. The 2x ownership requirement, which had previously applied only to NEOs, was refined at the beginning of fiscal year 2016 to apply to operational leaders responsible for contributing more than $500 million of DeVry Group’s revenue, regardless of their compensation. Directors or executive officers have five years following their election, date of hire or promotion to an executive officer role, as the case may be, to achieve their stock ownership level. The CEO and CFO have five years to comply with their stock ownership guidelines at the increased levels established in August 2014.

Shares that count toward satisfaction of the guidelines include DeVry Group stock directly and/or beneficially owned, DeVry Group stock held in DeVry Group’s Profit Sharing 401(k) Retirement Plan, DeVry Group stock held in DeVry Group’s Nonqualified Deferred Compensation Plan, vested Full-Value Shares, and the after-tax value of unvested Full-Value Shares and Performance Shares and/or vested in-the-money options, provided that these make up no more than 50% of the ownership expectation.

Ownership guidelines are deemed to be met for an executive who has met the ownership threshold and not sold his or her equity but fallen below the Board’s stock ownership guidelines solely due to declines in DeVry Group Common Stock price. Absent exigent circumstances, executives who have not yet met the guidelines at the end of their five year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of Full-Value Shares or Performance Shares.

42

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Incentive Compensation Recoupment Policy

DeVry Group has adopted an incentive compensation recoupment policy that applies to all executive officers. The policy provides that, in addition to any other remedies available to DeVry Group (but subject to applicable law), if the Board of Directors or any committee of the Board of Directors determines that it is appropriate, DeVry Group may recover (in whole or in part) any incentive payment, commission, equity award or other incentive compensation received by an executive officer of DeVry Group to the extent that such incentive payment, commission, equity award or other incentive compensation is or was paid on the basis of any financial results that are subsequently restated due to executive officer conduct that is determined by the independent directors to have been knowing or intentional, fraudulent or illegal.

Deferred Compensation

DeVry Group maintains the DeVry Education Group Inc. Nonqualified Deferred Compensation Plan that allows certain colleagues, including the NEOs, to defer up to 50% of salary and 100% of annual cash incentive (MIP) compensation until termination of service or certain other specified dates. DeVry Group credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under DeVry Group’s Success Sharing Retirement Plan and their matching contributions are limited by the Internal Revenue Code provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible colleagues with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other colleagues not subject to IRS limits.

The Nonqualified Deferred Compensation Plan is not funded by DeVry Group and participants have an unsecured contractual commitment by DeVry Group to pay the amounts due under the plan.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness.

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most colleagues at the DeVry Group, including health, disability and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Success Sharing Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other colleagues, with the exception of personal financial planning services (for the NEOs other than the CEO). In addition, the following benefits were eliminated in 2005 for all executives but were grandfathered for:

•	A leased automobile or cash automobile allowance for Gregory S. Davis, Daniel M. Hamburger and Steven P. Riehs; and

•	An enhanced executive medical benefit for Daniel M. Hamburger.

These benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by DeVry Group did not change materially in fiscal year 2016 versus 2015, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2016 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for fiscal years 2014, 2015 and 2016 to each of the NEOs.

43

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Employment Agreements

DeVry Group and Mr. Hamburger entered into an employment agreement in 2006 that provided for the following:
• Initial annual base salary of $675,000, subject to annual increases (no decreases);
• Annual cash incentive under the MIP, targeted at 100% of base salary;
• Benefits and perquisites generally available to senior management;
• Reimbursement of expenses consistent with DeVry Group’s policy in effect at the time; and
• Severance benefits that will be provided upon certain terminations of employment, as further described on page 57 under the caption “2016 Potential Payments Upon Termination or Change-in-Control.”
DeVry Group has entered into employment agreements with each currently employed NEO that provide for:
• Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
• Annual cash incentive under the MIP, targeted at a percentage of base salary;
• Benefits and perquisites generally available to senior management;
• Reimbursement of expenses consistent with DeVry Group’s policy in effect at the time; and
• Severance benefits that will be provided upon certain terminations of employment, as further described on page 57 under the caption “2016 Potential Payments Upon Termination or Change-in-Control.”

In addition, Ms. Wardell’s employment agreement provides for a one-time “sign on” equity award with a value of $3,700,000, a fiscal year 2016 MIP award equal to a pro rata amount of the target award bonus based on her employment in fiscal year 2016 and reimbursement of relocation expenses (including a one-year temporary housing allowance).

Separation Agreements

DeVry Group entered into a separation agreement with Mr. Hamburger in connection with his resignation as President and CEO on May 24, 2016. The agreement provides for the following:

•	a lump sum payment equal to one year of base salary,

•	accelerated vesting of the portion of Mr. Hamburger’s outstanding awards that would have vested between his resignation date and August 31, 2017 (with performance shares vesting based on actual achievement of performance goals during the applicable performance period),

•	a pro rata portion of the annual MIP award for fiscal year 2016 based on actual performance and paid at the time such bonus payments are made to other senior executives, and

•	if he elects COBRA, premiums at active employee rates until the earlier of August 31, 2017 or coverage under another employer’s plan.

The severance benefits are conditioned on signing a release of claims, and Mr. Hamburger is subject to a non-compete and non-solicitation provisions until August 31, 2017.

DeVry Group also entered into a separation agreement with Mr. Wiggins on July 7, 2016 in connection with his resignation as CFO on May 31, 2016 and his subsequent resignation from employment on June 30, 2016. The agreement provides

44

Tax Deductibility of Executive Compensation
The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Compensation Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished while still remaining faithful to our executive compensation philosophy and objectives.

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

for the benefits to which he is entitled under the terms of his employment agreement (i.e., payment over 18 months of base salary and one and one-half times his target MIP award, payment of his MIP award for 2016 based on actual performance, continued vesting of his equity awards, subsidized COBRA coverage and outplacement services).

CHANGE-IN-CONTROL

DeVry Group provides benefits to its NEOs upon termination of employment from DeVry Group in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be entitled upon a termination of employment generally (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, DeVry Group’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change in control of DeVry Group.

See “2016 Potential Payments Upon Termination or Change-in-Control” on page 57 for a detailed description of potential payments and benefits to the NEOs under DeVry Group’s compensation plans and arrangements upon termination of employment or a change of control of DeVry Group.

Deductibility of Compensation

DeVry Group analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly traded companies for certain compensation paid in excess of $1 million per year paid to “covered employees,” which are defined as the CEO and the three other most highly compensated officers, other than the CFO, employed at year-end. However, compensation that satisfies the Internal Revenue Code’s requirements for performance-based compensation is not subject to that deduction limitation.

Neither base salaries nor income recognized upon vesting of Full-Value Shares qualify as “performance-based compensation” under Section 162(m). However the base salaries of DeVry Group’s NEOs are below the $1 million level. Amounts paid to an executive that are excludable from gross income, such as Success Sharing Retirement Plan and Nonqualified Deferred Compensation Plan contributions are not subject to Section 162(m).

Incentive compensation paid by DeVry Group in fiscal year 2016 under the MIP that is based on organizational performance (whether DeVry Group or another institution) is expected to qualify as “performance-based compensation.” Gains on the exercise of stock options and SARs and income recognized upon the vesting of Performance Shares also qualify as performance-based compensation under Section 162(m).

MIP awards are provided under the DeVry Group Second Amended and Restated Incentive Plan of 2013, which sets a performance-based ceiling on the bonuses paid pursuant to the MIP so that they meet the deductibility requirements of Section 162(m). For fiscal year 2016, a bonus pool equal to 5% of consolidated operating earnings was established, and a bonus opportunity of up to 20% of the bonus pool was allocated to each of Ms. Wardell, Mr. Unzicker, Mr. Davis, Mr. Paul and Mr. Riehs (the “covered employees” under 162(m)). As discussed above under “Annual Cash Incentive Compensation”, the Compensation Committee also established performance goals for each NEO and exercised its discretion to adjust the bonus pool amounts on the basis of achievement of those performance goals.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2016, Fernando Ruiz (Chair), Christopher B. Begley, Lyle Logan, Michael W. Malafronte and Lisa W. Wardell served on the Compensation Committee. Ms. Wardell resigned from the Compensation Committee on May 24, 2016 in connection with being appointed as President and CEO of DeVry Group. Mr. Malafronte was appointed to the Compensation Committee on June 30, 2016 in connection with his appointment as a director pursuant to the Support

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Agreement. No member of the Compensation Committee during fiscal year 2016 was an officer or employee of DeVry Group while serving as a member of the Compensation Committee, was formerly an officer of DeVry Group, or had any relationship requiring disclosure by DeVry Group as a related party transaction under Item 404 of Regulation S-K. During fiscal year 2016, none of DeVry Group’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on DeVry Group’s Board of Directors or its Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of DeVry Group in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement with DeVry Group’s management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Fernando Ruiz, Chair

Christopher B. Begley

Lyle Logan

Michael W. Malafronte

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Executive Compensation – Tables	PROXY STATEMENT

Executive Compensation Tables

2016 SUMMARY COMPENSATION TABLE

This table shows the compensation of DeVry Group’s Chief Executive Officer, Chief Financial Officer and each of the other NEOs for fiscal years 2016, 2015 and 2014, which ended June 30, 2016, June 30, 2015 and June 30, 2014, respectively.

Name and Principal Position	Year	Salary ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)		Total ($)
Lisa W. Wardell	2016	65,404	1,842,208	1,815,770	95,262	10,288	(9)	3,828,932
Chief Executive
Officer and President(1)
Daniel M. Hamburger	2016	857,894	1,692,774	1,668,643	719,971	162,510		5,101,792
Chief Executive	2015	873,204	1,742,654	1,749,440	800,591	177,518	(10)	5,343,407
Officer and President (former)(2)	2014	853,989	1,742,760	1,764,264	1,187,670	132,256	(10)	5,680,939
Patrick J. Unzicker	2016	289,440	191,145	90,767	112,936	28,303	11)	712,591
Senior Vice President,
Chief Financial Officer and Treasurer(3)
Timothy J. Wiggins	2016	446,121	418,362	412,139	280,611	65,247		1,622,480
Senior Vice President,	2015	428,962	410,342	412,160	252,403	67,105	(12)	1,570,972
Chief Financial Officer (former)(4)	2014	414,044	373,368	378,140	336,863	55,134	(12)	1,557,549
Gregory S. Davis	2016	421,051	286,220	282,218	207,866	57,986		1,255,341
Senior Vice President, General Counsel and Secretary

Robert A. Paul	2016	398,626	286,220	282,217	241,068	55,380		1,263,511
President,	2015	388,769	261,441	262,528	203,821	104,131	(14)	1,220,690
DeVry University
Steven P. Riehs	2016	447,996	298,756	294,421	258,774	61,757		1,361,704
Group President,	2015	436,442	273,561	275,072	254,825	64,444	(15)	1,304,345
Medical, Professional and Online Education	2014	419,231	248,724	251,996	314,109	50,422	(15)	1,284,482

(1)	Appointed as Chief Executive Officer and President on May 24, 2016. Summary Compensation Table does not include compensation for services as an independent director of DeVry Group prior to her executive appointment.

(2)	Resigned as Chief Executive Officer and President on May 24, 2016.

(3)	Appointed as Senior Vice President, Chief Financial Officer and Treasurer on May 31, 2016.

(4)	Resigned as Senior Vice President and Chief Financial Officer on May 31, 2016.

(5)	This column shows the salaries paid by DeVry Group to its NEOs in fiscal years 2016, 2015 and 2014. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Mr. Hamburger — $60,053 for 2016, $61,124 for 2015, and $59,779 for 2014; Mr. Unzicker $15,228 for 2016; Mr. Wiggins — $13,384 for 2016, $12,869 for 2015, and $10,362 for 2014; Mr. Davis — $8,421 for 2016; Mr. Paul — $28,355 for 2016, and $30,044 for 2015; and Mr. Riehs — $8,960 for 2016, $40,140 for 2015, and $12,519 for 2014. Amounts shown are inclusive of these deferrals.

(6)

The amounts reported in the Stock Awards column represent the grant date fair value of awards of both Performance Shares and Full-Value Shares, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair values of the Performance Shares are based on the probable outcome of the performance conditions to which the Performance Shares are subject, and the shares the recipient would receive under such outcome. The number of Performance Shares granted was: Ms. Wardell 52,740 in May 2016; Mr. Hamburger — 32,410 in August 2015, 20,130 in August 2014 and 30,900 in August 2013; Mr. Unzicker — 1,760 in August 2015 and 4,100 in November 2015; Mr. Wiggins — 8,010 in August 2015, 4,740 in August 2014 and 6,620 in August 2013; Mr. Davis — 5,480 in August 2015; Mr. Paul — 5,480 in August 2015 and 3,020 in August 2014; and Mr. Riehs — 5,720 in August 2015, 3,160 in August 2014 and 4,410 in August 2013. Details regarding fiscal year 2016 stock awards can be found in the tables “2016 Grants of Plan-Based Awards” and “2016 Outstanding Equity Awards At Fiscal Year-End.” See “Note 4: Stock-Based Compensation” to DeVry Group’s consolidated financial statements set forth in the Form 10-K for fiscal year 2016, filed with the SEC on August 25, 2016, “Note 3: Stock-Based Compensation” to DeVry Group’s consolidated financial statements set forth in the Form 10-K for fiscal year 2015, filed with the SEC on August 27, 2015, and “Note 3: Stock-Based Compensation” to DeVry Group’s consolidated financial

47

PROXY STATEMENT	Executive Compensation – Tables

statements set forth in the Form 10-K for fiscal year 2014, filed with the SEC on August 27, 2014 for the assumptions made in the valuations of these awards. The number of Full-Value Shares granted was: Ms. Wardell 52,740 in May 2016; Mr. Hamburger — 32,410 in August 2015, 20,130 in August 2014 and 30,900 in August 2013; Mr. Unzicker 1,760 in August 2015; Mr. Wiggins — 8,010 in August 2015, 4,740 in August 2014, and 6,620 in August 2013; Mr. Davis — 5,480 in August 2015; Mr. Paul — 5,480 in August 2015 and 3,020 in August 2014; and Mr. Riehs — 5,720 in August 2015, 3,160 in August 2014 and 4,410 in August 2013.

(7)	The amounts reported in the Options Awards column represent the grant date fair value, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, for fiscal years 2016, 2015 and 2014, of outstanding option awards to each of the NEOs. The amount for Mr. Hamburger for fiscal year 2014 includes an award of 1,050 SARs made to him on August 21, 2013 to fulfill an LTI award that would otherwise have been fulfilled with stock options but for a 150,000 individual stock award limitation in the DeVry Education Group Inc. Second Amended and Restated Incentive Plan of 2005. The grant date fair value of this award was $12,264. See “Note 4: Stock-Based Compensation” to DeVry Group’s consolidated financial statements set forth in the Form 10-K for fiscal year 2016, filed with the SEC on August 25, 2016, “Note 4: Stock-Based Compensation” to DeVry Group’s consolidated financial statements set forth in the Form 10-K for fiscal year 2015, filed with the SEC on August 27, 2015, “Note 3: Stock-Based Compensation” to DeVry Group’s consolidated financial statements set forth in the Form 10-K for fiscal year 2014, filed with the SEC on August 27, 2014, for the assumptions made in the valuations of these awards.

(8)	The MIP compensation reported in this column was earned in fiscal years 2016, 2015, and 2014 and paid in fiscal years 2017, 2016, and 2015, respectively, based upon the MIP guidelines. The NEOs have elected to defer a portion of their MIP compensation under the Nonqualified Deferred Compensation Plan, as follows: Ms. Wardell — $0 for 2016; Mr. Hamburger — $0 for 2016, $0 for 2015, and $0 for 2014 ; Mr. Unzicker — $0 for 2016; Mr. Wiggins — $0 for 2016, $0 for 2015, and $0 for 2014 ; Mr. Davis — $0 for 2016; Mr. Paul — $24,107 for 2016, $20,382 for 2015; and Mr. Riehs — $0 for 2016, $0 for 2015, and $31,411 for 2014. Amounts shown are inclusive of these deferrals.

(9)	All other compensation reported for Ms. Wardell, for fiscal year 2016, represents (i) group life insurance, $62 and (ii) cash dividend equivalent payments on unvested restricted stock units, $10,226.

(10)	All other compensation reported for Mr. Hamburger, for fiscal years 2016, 2015 and 2014, respectively, represents (i) DeVry Group’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $17,093 for 2016, $17,490 for 2015 and $17,303 for 2014; (ii) DeVry Group’s contributions credited under the Nonqualified Deferred Compensation Plan, $100,718 for 2016, $107,640 for 2015 and $72,103 for 2014; (iii) car allowance, $3,769 for 2016, $4,083 for 2015 and $4,083 for 2014; (iv) group life insurance, $1,613 for 2016, $2,447 for 2015 and $1,671 for 2014; (v) executive medical benefits, $29,118 for 2016, $23,954 for 2015 and $17,644 for 2014; and (vi) cash dividend equivalent payments on unvested restricted stock units, $12,911 for 2016, $21,904 for 2015 and $19,452 for 2014.

(11)	All other compensation reported for Mr. Unzicker, for fiscal year 2016, represents (i) DeVry Group’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $17,749; (ii) DeVry Group’s contributions credited under the Nonqualified Deferred Compensation Plan, $7,650; (iii) group life insurance, $367 for 2016; (iv) cash dividend equivalent payments on unvested restricted stock units, $2,537.

(12)	All other compensation reported for Mr. Wiggins, for fiscal years 2016, 2015 and 2014, respectively, represents (i) DeVry Group’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $14,737 for 2016, $19,377 for 2015 and $16,747 for 2014; (ii) DeVry Group’s contributions credited under the Nonqualified Deferred Compensation Plan, $29,265 for 2016, $29,349 for 2015 and $18,918 for 2014; (iii) group life insurance, $2,601 for 2016, $2,030 for 2015 and $1,880 for 2014; (iv) personal financial planning services, $8,000 for 2016, $8,000 for 2015 and $8,000 for 2014; (v) cash dividend equivalent payments on unvested restricted stock units, $7,296 for 2016, $8,349 for 2015 and $9,589 for 2014; and (iv) tuition benefits $3,347 for 2016.

(13)	All other compensation reported for Mr. Davis, for fiscal year 2016, represents (i) DeVry Group’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $17,544; (ii) DeVry Group’s contributions credited under the Nonqualified Deferred Compensation Plan, $23,021; (iii) car allowance, $6,000; (iv) group life insurance, $1,476; (v) personal financial planning services, $6,000; and (vi) cash dividend equivalent payments on unvested restricted stock units, $3,946.

(14)	All other compensation reported for Mr. Paul, for fiscal years 2016 and 2015, respectively, represents (i) DeVry Group’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $17,437 for 2016 and $19,135 for 2015; (ii) DeVry Group’s contributions credited under the Nonqualified Deferred Compensation Plan, $21,798 for 2016 and $18,239 for 2015; (iii) car allowance, $6,000 for 2016 and $6,000 for 2015; (iv) group life insurance, $628 for 2016 and $657 for 2015; (v) personal financial planning services, $6,000 for 2016 and $6,000 for 2015; (vi) cash dividend equivalent payments on unvested restricted stock units, $3,517 for 2016 and $2,350 for 2015; and (vii) relocation benefits $51,750 for 2015.

(15)	All other compensation reported for Mr. Riehs, for fiscal years 2016, 2015 and 2014, respectively, represents (i) DeVry Group’s matching and success sharing contributions credited under the Success Sharing Retirement Plan, $12,282 for 2016, $18,222 for 2015 and $18,273 for 2014; (ii) DeVry Group’s contributions credited under the Nonqualified Deferred Compensation Plan, $29,198 for 2016, $28,291 for 2015 and $16,178 for 2014; (iii) car allowance, $6,000 for 2016, $6,000 for 2015 and $6,000 for 2014; (iv) group life insurance, $2,056 for 2016, $1,575 for 2015 and $1,056 for 2014; (v) personal financial planning services, $8,000 for 2016, $7,000 for 2015 and $6,000 for 2014; and (vi) cash dividend equivalent payments on unvested restricted stock units, $4,220 for 2016, $3,356 for 2015 and $2,956 for 2014.

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Executive Compensation – Tables	PROXY STATEMENT

Employment Agreements

EMPLOYMENT AGREEMENTS WITH CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS

DeVry Group has entered into employment agreements with each of its currently employed NEOs, which are described on page 44 under the caption “Employment Agreements.”

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PROXY STATEMENT	Executive Compensation – Tables

2016 GRANTS OF PLAN-BASED AWARDS

This table sets forth information for each NEO with respect to (1) estimated future payouts under non-equity incentive plan awards that could have been earned for fiscal year 2016, (2) estimated future payouts under equity incentive plan awards granted in fiscal year 2016, (3) stock options granted in fiscal year 2016 and (4) Full-Value Shares granted in fiscal year 2016.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(10)	Exercise or Base Price of Option Awards ($/sh)(11)		Grant Date Fair Value of Stock and Option Awards(12)
Grant Date	Threshold ($)(3)		Target ($)(4)		Maximum ($)(5)		Threshold (#)		Target (#)		Maximum (#)
Lisa W. Wardell
	47,631	(6)	95,262	(6)	190,524	(6)
05/26/2016							42,192	(7)	52,740	(8)	63,288	(9)				$		$917,149
05/26/2016															267,025		$17.54	$1,815,770
05/26/2016													52,740				$17.54	$925,059
11/04/2015													4,070	(13)			$24.54	$99,878
Daniel M. Hamburger
	422,519		845,037		1,690,074
08/26/2015							25,928	(7)	32,410	(8)	38,892	(9)						$842,660
08/26/2015															164,075		$26.23	$1,668,643
08/26/2015													32,410				$26.23	$850,114
Patrick J. Unzicker
	63,405		126,809		253,618
08/26/2015							1,408	(7)	1,760	(8)	2,112	(9)						$45,760
11/04/2015							3,280	(7)	4,100	(8)	4,920	(9)						$99,220
08/26/2015															8,925		$26.23	$90,767
08/26/2015													1,760				$26.23	$46,165
Timothy J. Wiggins
	157,541		315,081		630,162
08/26/2015							6,408	(7)	8,010	(8)	9,612	(9)						$208,260
08/26/2015															40,525		$26.23	$412,139
08/26/2015													8,010				$26.23	$210,102
Gregory S. Davis
	116,700		233,400		466,800
08/26/2015							4,384	(7)	5,480	(8)	6,576	(9)						$142,480
08/26/2015															27,750		$26.23	$282,218
08/26/2015													5,480				$26.23	$143,740
Robert A. Paul
	130,258		260,516		521,032
08/26/2015							4,384	(7)	5,480	(8)	6,576	(9)						$142,480
08/26/2015															27,750		$26.23	$282,218
08/26/2015													5,480				$26.23	$143,740
Steven P. Riehs
	146,391		292,781		585,562
08/26/2015							4,576	(7)	5,720	(8)	6,864	(9)						$148,720
08/26/2015															28,950		$26.23	$294,422
08/26/2015													5,720				$26.23	$150,036

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Executive Compensation – Tables	PROXY STATEMENT

(1)	Payouts under the MIP were based on performance in fiscal year 2016. Therefore, the information in the “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on August 25, 2015. The amounts actually paid under the MIP for fiscal year 2016 appear in the “Non-Equity Incentive Plan Compensation” column of the 2016 Summary Compensation Table.

(2)	Performance-based restricted stock units, referred to within DeVry Group as “Performance Shares”, were granted under the DeVry Education Group Second Amended and Restated Incentive Plan of 2013. Performance Shares are paid out at the end of the three-year performance period if certain performance goals are achieved.

(3)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal. If a performance goal threshold is met or exceeded, then the performance would result in a payment ranging from the threshold amount (50% of the target) to the maximum amount (200% of target) for such performance goal, depending upon the level at which the performance goal had been attained.

(4)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.

(5)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 200% of the Target.

(6)	Represents prorated portion of MIP threshold, target and maximum payments based on late fiscal year 2016 appointment as President and CEO of DeVry Group.

(7)	At the end of the three-year performance period, participants can earn a threshold of 80% of the target number of Performance Shares if threshold level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is below threshold for any individual academic focused student outcome measures, 0% of the Performance Shares will vest for that component of the awards. Straight line interpolation will be used to determine achievement between threshold and target. A minimum of 5% three-year average Return on Invested Capital (“ROIC”) must be attained during fiscal years 2016-2018 or no Performance Shares will vest whatsoever, regardless of the academic-focused student outcome performance.

(8)	At the end of the three-year performance period, participants can earn 100% of the target number of Performance Shares if target level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. A minimum of 5% three-year average ROIC must be attained during fiscal year 2016-2018 or no Performance Shares will vest whatsoever, regardless of the academic-focused student outcome performance.

(9)	At the end of the three-year performance period, participants can earn a maximum of 120% of the target number of Performance Shares if maximum level performance is attained during the three-year performance period for each of the academic-focused student outcome goals established for each institution. If performance is at or above maximum for any individual academic focused student outcome measures, 120% of the Performance Shares will vest for that component of the awards. Straight line interpolation will be used to determine achievement between target and maximum. A minimum of 5% three-year average ROIC must be attained during fiscal year 2016-2018 or no Performance Shares will vest whatsoever, regardless of the academic-focused student outcome performance.

(10)	Stock option awards on August 26, 2015 were issued as part of the annual incentive award under the DeVry Education Group Second Amended and Restated Incentive Plan of 2013, which become exercisable at 25% per year for four years beginning on the first anniversary of the date of grant and have a maximum term of ten years. Stock option awards to Ms. Wardell on May 26, 2016 were granted as part of an initial sign-on award to compensate Ms. Wardell for foregone compensation at her prior employer and to align her compensation with DeVry Group’s performance.

(11)	All options granted to the NEOs on August 26, 2015 and May 26, 2016 have an exercise price equal to the closing sales price of the Common Stock on the date of grant.

(12)	This column shows the grant date fair value of Performance Shares (assuming payout at target value), Full Value Shares and stock options granted to each of the NEOs in fiscal year 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which was (i) $26.23 for stock options and $26.00 for Performance Shares granted to the NEOs on August 26, 2015 (ii) $24.20 for Performance Shares granted to NEOs and $24.54 for Full Value Shares granted to directors on November 4, 2015, and (iii) $17.54 for stock options and $17.39 for Performance Shares granted to NEOs on May 26, 2016. Also see “Note 4: Stock-Based Compensation” to the Consolidated Financial Statements contained in DeVry Group’s Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on August 25, 2016, for an explanation of the assumptions made by DeVry Group in the valuation of stock option awards.

(13)	Reflects Full Value Shares awarded to Ms. Wardell for her service as a non-employee director of DeVry Group prior to her appointment as President and CEO of DeVry Group.

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PROXY STATEMENT	Executive Compensation – Tables

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information for each NEO with respect to (i) each grant of options and SARs to purchase DeVry Group Common Stock that was made at any time, had not yet been exercised, and remained outstanding at June 30, 2016 and (ii) unvested Full-Value Shares and Performance Shares as of June 30, 2016.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Lisa W. Wardell(6)	3,500	(7)	—		52.96	11/12/18
			267,025	(8)	17.54	5/26/2026
								56,810	1,013,490		52,740	940,882
Daniel M. Hamburger	45,750	(8)	—		21.62	10/3/2016	(10)
	50,000	(8)	—		28.80	2/6/2017	(10)
	107,104	(7)	—		34.53	8/31/2017	(10)
	237,910	(8)(9)	—		18.60	11/30/2017	(10)
	82,037	(8)(9)	—		26.23	11/30/2017	(10)
	150,000	(8)	—		28.32	11/30/2017	(10)
	1,050	(11)	—		28.32	11/30/2017	(10)
	147,416	(8)(9)	—		38.71	11/30/2017	(10)
	34,100	(12)	—		38.71	11/30/2017	(10)
	150,000	(8)(9)	—		41.87	11/30/2017	(10)
	20,200	(12)	—		41.87	11/30/2017	(10)
	17,515	(12)	—		30.54	11/30/2017	(10)
	73,218	(8)(9)	—		43.47	11/30/2017	(10)
	150,000	(8)(9)	—)		51.23	11/30/2017	(10)
	45,200	(12)	—)		51.23	11/30/2017	(10)
	116,425	(8)	—		52.28	11/30/2017	(10)
								—	—		51,030	910,375
Patrick J. Unzicker	2,000	(7)	—		21.62	10/3/2016
	4,500	(7)	—		34.53	8/31/2017
	2,100	(8)	—		51.23	8/28/2018
	1,975	(8)	—		52.28	8/28/2019
	3,225	(8)	—		38.71	8/27/2020
	3,775	(8)	—		41.87	8/24/2021
	7,068	(8)	2,357	(8)	18.60	8/29/2022
	3,562	(8)	3,563	(8)	28.32	8/21/2023
	1,218	(8)	3,657	(8)	43.47	8/20/2024
	-)		8,925	(8)	26.23	8/26/2025
								5,016	89,485	(9)	6,870	122,561
Timothy J. Wiggins	13,575	(8)	—		36.99	2/24/2022
	36,487	(8)	12,163	(8)	18.60	8/29/2022
	16,187	(8)	16,188	(8)	28.32	8/21/2023
	5,750	(8)	17,250	(8)	43.47	8/20/2024
	—		40,525	(8)	26.23	8/26/2025
								17,563	313,324		19,370	345,561

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Executive Compensation – Tables	PROXY STATEMENT

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Gregory S. Davis	11,464	(7)	—		34.53	8/31/2017
	11,800	(8)	—		51.23	8/28/2018
	7,575	(8)	—		52.28	8/28/2019
	13,500	(8)	—		38.71	8/27/2020
	14,175	(8)	—		41.87	8/24/2021
	18,243	(8)	6,082	(8)	18.60	8/29/2022
	8,637	(8)	8,638	(8)	28.32	8/21/2023
	3,837	(8)	11,513	(8)	43.47	8/20/2024
			27,750	(8)	26.23	8/26/2025
							10,960	195,526	12,170	217,113
Robert A. Paul	1,604	(8)	—		34.53	8/31/2017
	2,737	(8)	—		51.23	8/28/2018
	3,525	(8)	—		52.28	8/28/2019
	5,475	(8)	—		38.71	8/27/2020
	7,950	(8)	—		41.87	8/24/2021
	11,400	(8)	3,800	(8)	18.60	8/29/2022
	5,612	(8)	5,613	(8)	28.32	8/21/2023
	3,662	(8)	10,988	(8)	43.47	8/20/2024
	—		27,750	(8)	26.23	8/26/2025
							9,735	173,672	10,800	192,672
Steven P. Riehs	2,455	(7)	—		21.62	10/3/2016
	9,036	(7)	—		34.53	8/31/2017
	15,025	(8)	—		51.23	8/28/2018
	11,650	(8)	—		52.28	8/28/2019
	17,425	(8)	—		38.71	8/27/2020
	16,125	(8)	—		41.87	8/24/2021
	19,387	(8)	6,463	(8)	18.60	8/29/2022
	10,787	(8)	10,788	(8)	28.32	8/21/2023
	3,837	(8)	11,513	(8)	43.47	8/20/2024
	—		28,950	(8)	26.23	8/26/2025
							11,723	209,138	13,290	237,094

(1)	All options were granted at market value on the date of grant based on the closing market price of the Common Stock for such date as reported in The Wall Street Journal.

(2)	Except as otherwise noted in footnote 10 below regarding Mr. Hamburger, represents Full-Value Shares, 25% of which vest on each of the first four anniversaries of the date of grant, awarded to NEOs for their service and full value shares awarded to Lisa W. Wardell in November 2015 for her service as an independent director of DeVry Group, which vest upon the one-year anniversary of grant.

(3)	Represents the value derived by multiplying the number of shares of Common Stock covered by Full-Value Shares granted by $17.84 (the closing market price of DeVry Group’s Common Stock as reported in The Wall Street Journal for June 30, 2016).

(4)	Represents all Performance Share awards held by the NEOs as of June 30, 2016, which vest following the third anniversary of their grant date upon certification by the of achieved performance by the DeVry Group Board of Directors.

(5)	Represents the value derived by multiplying the number of shares of Common Stock covered by the Performance Shares by 17.84 (the closing market price of DeVry Group’s Common Stock as reported in The Wall Street Journal for June 30, 2016). The value provided assumes a Performance Share payout at target value.

53

PROXY STATEMENT	Executive Compensation – Tables

(6)	The information provided for Ms. Wardell includes both equity awards granted during her service as a non-employee director and equity awards granted as part of an initial sign-on award granted upon her appointment as President and CEO to compensate for forgone compensation at her prior employer and to align her compensation with DeVry Group’s performance.

(7)	Except as otherwise noted in footnote 10 below regarding Mr. Hamburger, options vest 20% per year over the first five years of the 10-year option term.

(8)	Except as otherwise noted in footnote 10 below regarding Mr. Hamburger, options vest 25% per year over the first four years of the 10-year option term.

(9)	The option information reflects the outstanding options after adjustment to reflect the unfulfilled options that were initially granted.

(10)	In connection with Mr. Hamburger’s resignation, pursuant to the terms of his Separation Agreement, unvested equity awards outstanding at the time of his resignation that would vest before August 31, 2017 were vested, and such awards were to remain outstanding until the earlier of their original expiration date or November 30, 2017.

(11)	Represents stock-settled SARs, which were granted in lieu of options on August 21, 2013 because the 150,000 individual option grant limitation set forth in the DeVry Inc. Amended and Restated Incentive Plan of 2005 had been met. Except as otherwise noted in Footnote 10 above, the SARS vested 25% per year over the first four years of the 10-year option term.

(12)	On February 13, 2013, Mr. Hamburger was granted 117,015 SARs of which any unvested units were vested and will expire per Footnote 10 above.

54

Executive Compensation – Tables	PROXY STATEMENT

2016 OPTION EXERCISES AND STOCK VESTED

This table sets forth information concerning (1) the exercise during fiscal year 2016 of options to purchase shares of Common Stock by each of the NEOs, (2) the dollar amount realized on exercise of the exercised options, (3) the vesting during fiscal year 2016 of Performance Shares, and (4) the dollar amount realized on vesting of Performance Shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lisa W. Wardell	—	—	3,337	83,058
Daniel M. Hamburger	—	—	105,415	2,294,033
Patrick J. Unzicker	—	—	6,500	137,640
Timothy J. Wiggins	—	—	18,568	438,615
Gregory S. Davis	—	—	6,838	176,982
Robert A. Paul	—	—	4,624	119,165
Steven P. Riehs	—	—	7,374	190,769

(1)	Value Realized on Vesting. For each NEO, other than Ms. Wardell and Mr. Unzicker, these amounts represent Performance shares originally granted in August 2012 that vested in fiscal year 2016. For each NEO, other than Ms. Wardell, these amounts also represent Full-Value Shares originally granted in August 2012 and August 2013 that vested in August 2015. For Mr. Wiggins, Mr. Unzicker and Mr. Paul these amounts also represent Full-Value Shares originally granted in February 2012 that vested in February 2016 and Full-Value Shares originally granted in August 2014 that vested in August 2015. For Mr. Davis and Mr. Riehs, these amounts also represent Full-Value Shares originally granted in August 2014 that vested in August 2015. For Mr. Unzicker, these amounts also represent Full-Value Shares originally granted in August 2011 that vested in August 2015. For Mr. Hamburger, these amounts also represent Full-Value Shares originally granted in February 2013 that vested in August 2015, Full-Value Shares originally granted in August 2014 that vested in August 2015, Full-Value Shares originally granted in August 2012, February 2013, and August 2013 that vested in June 2016. For Ms. Wardell these amounts also represent Full-Value Shares originally granted in November 2012 and November 2014 that vested in November 2015.

55

PROXY STATEMENT	Executive Compensation – Tables

2016 NONQUALIFIED DEFERRED COMPENSATION

This table sets forth the contributions by each NEO and DeVry Group for fiscal year 2016, the earnings accrued on each NEO’s account balance in 2016 and the account balance at June 30, 2016 under the Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Employer Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings/ (Loss) in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
Lisa W. Wardell(5)	60,125	—	(19,128)	229,063
Daniel M. Hamburger	60,053	100,718	(4,890)	1,801,685
Patrick J. Unzicker	15,228	7,650	2,835	177,602
Timothy J Wiggins	13,384	29,265	3,443	140,147
Gregory S. Davis	8,421	23,021	152	129,307
Robert A. Paul	28,355	21,798	(8,787)	415,601
Steven P. Riehs	8,960	29,198	3,270	362,443

(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2016 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 5 and 8 of the 2016 Summary Compensation Table for specific deferrals made by each NEO.

(2)	Employer Contributions in Last Fiscal Year. The amount of DeVry Group contributions made and reported in this column is included in each NEO’s compensation reported on the 2016 Summary Compensation Table in the “All Other Compensation” column.

(3)	Aggregate Earnings/(Loss) in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for fiscal year 2016. These amounts are not reported in the 2016 Summary Compensation Table.

(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2016 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2016 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

(5)	Lisa Wardell. The executive and employer contributions for Ms. Wardell relate to deferrals of retainer fees paid for her service as a non-employee director prior to her appointment as President and CEO of DeVry Group.

DEFERRED COMPENSATION PLAN

The Nonqualified Deferred Compensation Plan covers directors and selected key colleagues approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Plan. Under the Nonqualified Deferred Compensation Plan as it applies to colleagues, participants may make an advance election to defer up to 50% of salary and up to 100% of annual cash incentive (MIP) compensation until termination of service with DeVry Group or certain other specified dates. DeVry Group credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under DeVry Group’s Success Sharing Retirement Plan and their matching contributions to the Success Sharing Retirement Plan are limited by applicable Internal Revenue Code provisions. DeVry Group may also credit participants’ accounts with discretionary success sharing contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

56

Executive Compensation – Tables	PROXY STATEMENT

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

DeVry Group provides benefits to certain of the NEOs upon termination of employment from DeVry Group in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, DeVry Group’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change in control of DeVry Group, regardless of whether a termination of employment occurs.

Employment Agreements

MS. WARDELL

DeVry Group entered into an employment agreement with Ms. Wardell effective as of her May 24, 2016 appointment as President and CEO. The employment agreement provides, among other things, that if her employment is terminated by DeVry Group without “cause” or by Ms. Wardell with “good reason”, and if she executes a release of claims, she will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP Award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change in control”, and she executes a release of claims, she will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP Award paid to her for the prior two fiscal years (or the average of the MIP target awards if the termination occurs during the first two fiscal years of employment); and (ii) accelerated vesting of all outstanding stock options.

OTHER CONTINUING NEOs

DeVry Group has entered into substantially similar employment arrangements with each of the other NEOs employed on June 30, 2016. These employment agreements provide, among other things, that if the NEO’s employment with DeVry Group is terminated by DeVry Group without “cause” or by the NEO with “good reason”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

•	One and one-half times the sum of the NEO’s base salary plus his target MIP award, payable in 18 equal monthly payments;

•	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other colleagues;

•	18 months of continued health benefit plan coverage at active employee rates following the termination date; and

•	Access to a senior executive level outplacement program at DeVry Group’s sole expense for nine months..

In the case of Mr. Riehs and Mr. Wiggins, their employment arrangements also provide that if their termination occurs after the day that is 18 months prior to their 55th birthday they will be treated as having been terminated due to “retirement” for purposes of all outstanding stock options and other equity awards that include a definition of the term “retirement,” including both those outstanding on the date of the employment agreement and those thereafter granted.

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change in control”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

•	Two times the sum of the NEO’s base salary plus target MIP award, payable in 24 equal monthly payments;

•	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance, paid in a lump sum at the time MIP awards are paid to other colleagues;

•	24 months of continued health benefit plan coverage at active employee rates following the termination date; and

•	Access to a senior executive level outplacement program at DeVry Group’s sole expense for 12 months.

57

PROXY STATEMENT	Executive Compensation – Tables

For purposes of all of the employment agreements:

•	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO or the CEO’s designee, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by DeVry Group’s Board of Directors in connection with any transaction entered into by, or on behalf of, DeVry Group, or (v) any other material breach of the employment agreement or any other agreement between the NEO and DeVry Group;

•	“change in control” shall have the meaning set forth in the DeVry Inc. Amended and Restated Incentive Plan of 2005; and

•	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target or colleague benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that DeVry Group has not cured within 30 days after the NEO has provided DeVry Group notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO.

SEPARATION AGREEMENTS

DeVry Group entered into a separation agreement with Mr. Hamburger in connection with his resignation as CEO on May 24, 2016. The agreement provides for the following: (i) a lump sum payment equal to one year of base salary; (ii) accelerated vesting of the portion of Mr. Hamburger’s outstanding awards that would have vested between his resignation date and August 31, 2017 (with performance shares vesting based on actual achievement of performance goals during the applicable performance period); (iii) a pro rata portion of the annual MIP award for fiscal year 2016 based on actual performance and paid at the time such bonus payments are made to other senior executives; and (iv) if he elects COBRA, premiums at active employee rates until the earlier of May 31, 2017 or coverage under another employer’s plan. The severance benefits were conditioned on signing a release of claims, and Mr. Hamburger is subject to a non-compete and non-solicitation provisions until August 31, 2017.

DeVry Group also entered into a separation agreement with Mr. Wiggins on July 7, 2016 in connection with his resignation as CFO on May 31, 2016 and his subsequent resignation from employment on June 30, 2016. The agreement provides for the benefits to which he is entitled under the terms of his employment agreement (i.e., payment over 18 months of base salary and one and one-half times his target MIP award, payment of his MIP award for 2016 based on actual performance, continued vesting of his equity awards, subsidized COBRA coverage and outplacement services). The severance benefits were conditioned on signing a release of claims.

EQUITY AWARD PLANS

The equity award agreements under which options, SARs, Performance Shares and Full-Value Shares are held by colleagues, including the NEOs, provide for the immediate vesting of unvested options and Full-Value Shares and of Performance Shares at the target levels in the event of a change in control of DeVry Group. The provisions of the equity award agreements under which options, SARs, Performance Shares and Full-Value Shares were granted to employees, including the NEOs, provide the following:

•	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options and SARs will become fully vested and exercisable for the remaining term of the option, Full-Value Shares will fully vest, and Performance Shares will continue to vest in accordance with their terms.

•	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, SARs and Full-Value Shares, and the options and SARs will be exercisable until the earlier of one year from termination or the expiration of the term of the option.

58

Executive Compensation – Tables	PROXY STATEMENT

•	If the participant’s employment terminates due to retirement, options and SARs will continue to vest and be exercisable, and Full-Value Shares and Performance Shares will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65.

2016 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to (i) each NEO employed after June 30, 2016 under the following termination of employment or change in control events, had such an event occurred on June 30, 2016, (ii) the actual benefits that were paid to Mr. Hamburger in connection with his termination of employment on May 24, 2016, and (iii) the actual benefits that were paid to Mr. Wiggins in connection with the termination of his employment on June 30, 2016.

TERMINATION OF EMPLOYMENT — NO CHANGE IN CONTROL

Name:	Lisa W. Wardell	Daniel M. Hamburger	Patrick J. Unzicker	Timothy J. Wiggins	Gregory S. Davis	Robert A. Paul	Steven P. Riehs
Salary:	$895,000	$895,214	$615,000	$675,174	$636,544	$601,190	$675,648
MIP Target Amount:	0	0	399,750	472,622	350,099	390,774	439,171
Pro-Rated MIP:	95,262	719,971	112,936	280,611	207,866	241,068	258,774
Continued Health Coverage:	0	43,467	21,528	0	21,528	21,528	21,528
Outplacement Services:	0	15,000	22,500	0	22,500	22,500	22,500
TOTAL	990,262	1,673,652	1,171,714	1,428,407	1,238,537	1,277,060	1,417,621

TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL

Name:	Lisa W. Wardell	Patrick J. Unzicker	Gregory S. Davis	Robert A. Paul	Steven P. Riehs
Salary:	$1,790,000	$820,000	$848,725	$801,587	$900,864
MIP Target Amount:	939,750	533,000	466,799	521,032	585,562
Pro-Rated MIP:		112,936	207,866	241,068	258,774
Continued Health Coverage:	0	28,704	28,704	28,704	28,704
Outplacement Services:	0	30,000	30,000	30,000	30,000
Value of Vesting of Unvested Stock Options, Performance Shares and Full-Value Shares(1):	1,961,871	206,052	393,854	348,397	427,446
TOTAL:	4,691,621	1,730,692	1,975,948	1,970,788	2,231,350

(1)	The outstanding equity awards vest upon a change of control. The value of the options and SARs is based on the difference between the exercise price and $17.84 (the closing market price of the Common Stock for June 30, 2016 as reported in The Wall Street Journal). The value of the Performance Shares and Full-Value Shares is based on the closing market price of the Common Stock for June 30, 2016 as reported in The Wall Street Journal. Performance Shares vest at the target level.

CHANGE IN CONTROL — NO TERMINATION OF EMPLOYMENT

Name:	Lisa W. Wardell	Daniel M. Hamburger	Patrick J. Unzicker	Timothy J. Wiggins	Gregory S. Davis	Robert A. Paul	Steven P. Riehs
Value of Vesting of Unvested Stock Options, Performance Shares and Full-Value Shares(1):	$1,961,871	$1,811,135	$206,052	$630,715	$393,854	$348,397	$427,446

(1)	The value of the unvested stock options and SARs is based on the difference between the exercise price and $17.84 (the closing market price of the Common Stock for June 30, 2016 as reported in The Wall Street Journal). The value of Performance Shares and Full-Value Shares is based on the closing market price of the Common Stock for June 30, 2016 as reported in The Wall Street Journal. Performance Shares vest at target level.

59

PROXY STATEMENT	Executive Compensation – Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION

DeVry Group currently maintains four equity compensation plans: the 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan, the DeVry Inc. Amended and Restated Incentive Plan of 2005 and the DeVry Education Group Inc. Second Amended and Restated incentive Plan of 2013. DeVry Group’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2016, relating to these equity compensation plans under which DeVry Group’s Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	4,831,681	$33.11	2,999,522
Equity compensation plans not approved by security holders	—	—	—
Total	4,831,681	$33.11	2,999,522

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options or SARs and other equity awards granted under the shareholder-approved 1999 Stock Incentive Plan (12,530 shares), 2003 Stock Incentive Plan (404,779 shares), the DeVry Inc. Amended and Restated Incentive Plan of 2005 (2,734,672 shares) and the DeVry Education Group Inc. Second Amended and Restated Incentive Plan of 2013 (1,679,700); the number of securities to be issued upon exercise related to SARs were calculated based on the exercise price of each SAR and the closing stock price at fiscal year end ($17.84).

(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or SARs and other equity awards granted in the future under the DeVry Education Group, Inc. Second Amended and Restated Incentive Plan of 2013. All of the shares remaining available for the grant of future awards of options, warrants and rights are available under the DeVry Education Group, Inc. Second Amended and Restated Incentive Plan of 2013. No new awards may be granted under the 1994 Stock Incentive Plan, 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan or the DeVry Inc. Amended and Restated Incentive Plan of 2005.

60

Director Compensation	PROXY STATEMENT

2016 DIRECTOR COMPENSATION

In fiscal year 2016, non-employee directors, other than the Board Chair, received an annual retainer of $70,000, paid quarterly. The Board Chair received an annual retainer of $120,000, the Chair of the Audit and Finance Committee received an additional annual retainer of $22,500, the Chair of the Compensation Committee received an additional retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $10,000 for their roles as committee chairs. Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership. Michael Malafronte, who was appointed to the Board pursuant to a Support Agreement, has declined all compensation for his service.

Under the DeVry Education Group Inc. Nonqualified Deferred Compensation Plan, a director could elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash in installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. With the exception of Lisa W. Wardell, no directors deferred any portion of their compensation in fiscal year 2016.

As long-term incentive compensation for directors, each non-employee director received restricted stock units commonly referred to at DeVry Group as “Full-Value Shares” with an approximate value of $100,000 directly following the 2015 Annual Meeting of Shareholders. Each Full-Value Share represents the right to receive one share of Common Stock following the satisfaction of the vesting period. The Full-Value Shares granted in November 2015 will vest 100% upon the one-year anniversary of the grant date. This table discloses all director compensation provided in fiscal year 2016 to the directors of DeVry Group for their service as directors.

Mr. Hamburger, who served as President and CEO of DeVry Group until May 24, 2016, received no compensation for his service as a director. Mr. Hamburger’s compensation as President and CEO is set forth in the Summary Compensation Table.

Ms. Wardell received compensation as a director until May 24, 2016, when she was appointed President and CEO of DeVry Group. Ms. Wardell’s compensation as President and CEO is set forth in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Christopher B. Begley	191,923	99,878	291,801
David S. Brown	70,000	99,878	169,878
Ann Weaver Hart	32,083	—	32,083
Linda Katehi(3)	—	—	—
Lyle Logan	82,404	99,878	182,282
Michael W. Malafronte	—	—	—
Alan G. Merten(4)	88,500	99,878	188,378
Fernando Ruiz(5)	107,500	99,878	207,378
Ronald L. Taylor(6)	129,500	99,878	229,378
Lisa W. Wardell(7)	144,500	99,878	244,378
James D. White	77,500	99,878	177,378
(1)	Includes all retainer fees paid or deferred pursuant to the DeVry Education Group Inc. Nonqualified Deferred Compensation Plan.

(2)	The amounts reported in the Stock Awards column represent the grant date fair value of 4,070 Full-Value Shares granted on November 5, 2015 to each of the directors named above, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Also see “Note 4 Stock-Based Compensation” to DeVry Group’s consolidated financial statements set forth in the Form 10-K for fiscal year 2016, filed with the SEC on August 25, 2016, for the assumptions made in determining the valuations of these awards. The number of Full-Value Shares granted to each of the directors named above was determined by dividing $100,000 by $24.54, which represents the fair market value of a share of Common Stock on the November 5, 2015 date of award, and rounding to the nearest 10 shares.

61

PROXY STATEMENT	Director Compensation

(3)	Dr. Katehi, who was appointed to the Board on February 16, 2016, and resigned from the Board on March 1, 2016, received no compensation for her period of service as a director in fiscal year 2016.

(4)	This amount includes $16,000 in cash Dr. Merten received as compensation for his services as a member of the board of trustees of a DeVry Group institution.

(5)	This amount includes $20,000 in cash Mr. Ruiz received as compensation for his services as a member of the board of trustees of a DeVry Group institution.

(6)	This amount includes $52,000 in cash Mr. Taylor received as compensation for his services as a member of the board of trustees of two DeVry Group institutions.

(7)	Ms. Wardell elected to defer 80% of her director fees for calendar year 2016 and 50% of her director fees in calendar year 2015 into the DeVry Education Group Inc. Nonqualified Deferred Compensation Plan. This amount includes $52,000 in cash Ms. Wardell received as compensation for her services as a member of the board of trustees of two DeVry Group institutions. This amount reflects only fees received in her role as a non-employee director, and is in addition to the compensation reported in the 2016 Summary Compensation Table reflecting total compensation received for her subsequent service as President and CEO of DeVry Group.

This table discloses the aggregate number of option and Full-Value Share awards outstanding at June 30, 2016 for each of the current directors. These figures represent both Full-Value Share awards as well as stock option awards made prior to August 2009 when the Board discontinued its practice of granting stock options to directors in favor of awards of Full-Value Shares upon their election or re-election to the Board.

Name	Options Outstanding (#)	Full-Value Shares Outstanding (#)
Christopher B. Begley	—	4,070
David S. Brown	3,500	4,070
Ann Weaver Hart	—	—
Lyle Logan	3,500	4,070
Michael W. Malafronte	—	—
Alan G. Merten	—	4,070
Fernando Ruiz	3,500	4,070
Ronald L. Taylor (1)	106,375	4,070
Lisa W. Wardell (2)	323,265	56,810
James D. White	—	4,070
(1)	Includes options granted for his prior service as a senior executive of DeVry Group.

(2)	Includes options and Full-Value Shares granted to Ms. Wardell for her prior service as a non-employee director, as well as options, Full-Value Shares and Performance Shares granted to her upon appointment as CEO and President of DeVry Group.

62

Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm	PROXY STATEMENT

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP, as its independent registered public accounting firm for DeVry Group and its subsidiaries for fiscal year 2017. The Board of Directors recommends to the shareholders that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry Group and its subsidiaries be ratified. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

APPROVAL BY SHAREHOLDERS

The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry Group for fiscal year 2017 will require the affirmative vote of a majority of the shares of Common Stock of DeVry Group outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry Group for fiscal year 2017.

Selection of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for DeVry Group for fiscal year 2017.

AUDIT FEES

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”) as DeVry Group’s independent registered public accounting firm for the fiscal year ended June 30, 2016. DeVry Group’s shareholders ratified the engagement at the Annual Meeting of Shareholders on November 5, 2015. In addition to engaging PwC to audit the consolidated financial statements for DeVry Group and its subsidiaries for the year and review the interim financial statements included in DeVry Group’s Quarterly Reports on Form 10-Q filed with the SEC, the Audit and Finance Committee also engaged PwC to provide various other audit and audit related services — e.g., auditing of DeVry Group’s compliance with student financial aid program regulations.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. DeVry Group engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by colleague staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.

63

PROXY STATEMENT	Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

The aggregate amounts included in DeVry Group’s financial statements for fiscal year 2016 and 2015 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$2,590,584	$2,729,422
Audit Related Fees	607,676	0
Tax Fees	203,372	305,311
All Other Fees	86,421	3,000
Total	$3,488,053	$3,037,733

AUDIT FEES — Includes all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of DeVry Group’s financial statements and the audit of internal control over financial reporting. In addition, this category includes fees for services in connection with DeVry Group’s statutory and regulatory filings, consents and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Also included are services rendered in connection with the required annual audits of DeVry Group’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

AUDIT RELATED FEES — Includes all assurance and related services such as due diligence related to acquisitions.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits and responding to requests from DeVry Group’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. DeVry Group’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

ALL OTHER FEES — Includes subscriptions for on-line accounting research services and fees to prepare a gross domestic product estimated impact study for certain institutions.

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past year were approved by the Audit and Finance Committee prior to their undertaking.

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal year 2016, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because they should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by mail, telephonically or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

64

Audit and Finance Committee Report	PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT

To Our Shareholders:

The Audit and Finance Committee of DeVry Group consists of four independent directors. The members of the Audit and Finance Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit and Finance Committee under SEC and NYSE rules. In fiscal year 2016, the Audit and Finance Committee held 10 meetings. The Audit and Finance Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the SEC’s implementing regulations and to the NYSE listing standards.

Management is responsible for DeVry Group’s internal controls and the financial reporting process by which it prepares the financial statements. DeVry Group’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of DeVry Group and expressing an opinion on those statements. The principal duties of the Audit and Finance Committee include:

•	Monitoring DeVry Group’s financial reporting processes, including its internal control systems;

•	Selecting DeVry Group’s independent registered public accounting firm, subject to ratification by the shareholders;

•	Evaluating the independent registered public accounting firm’s independence;

•	Monitoring the scope, approach and results of the annual audits and quarterly reviews of financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of DeVry Group’s internal audit function and overall risk management processes;

•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of DeVry Group’s internal control systems; and

•	Reviewing and recommending to the Board DeVry Group’s financing policies and actions related to investment, capital structure and financing strategies.

During fiscal year 2016, at each of its regularly scheduled meetings, the Audit and Finance Committee met with the senior members of the DeVry Group’s financial management team. Additionally, the Audit and Finance Committee had separate private sessions, on a quarterly basis, with DeVry Group’s General Counsel, DeVry Group’s independent registered public accounting firm, the Vice President of Audit, Ethics and Compliance Services, DeVry Group’s Chief Financial Officer, and DeVry Group’s Vice President, Chief Accounting Officer and Treasurer.

The Audit and Finance Committee is updated periodically on management’s process to assess the adequacy of DeVry Group’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of DeVry Group’s internal control over financial reporting. The Audit and Finance Committee also discusses with DeVry Group’s independent registered public accounting firm DeVry Group’s internal control assessment process, management’s assessment with respect thereto and the evaluation by DeVry Group’s independent registered public accounting firm of its system of internal control over financial reporting.

The Audit and Finance Committee evaluates the performance of DeVry Group’s independent registered public accounting firm, including the senior audit engagement team, annually and determines whether to reengage the current independent registered public accounting firm. As a threshold matter, the Committee satisfies itself that the most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as DeVry Group’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit and Finance Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of DeVry Group’s global operations and industry. Based on this evaluation, the Audit and Finance Committee decided to reengage, and recommend ratification of, PricewaterhouseCoopers LLP as DeVry Group’s independent registered public accounting firm for fiscal year 2016. It reviewed with members of DeVry Group’s senior management team and PricewaterhouseCoopers

65

PROXY STATEMENT	Audit and Finance Committee Report

LLP the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PricewaterhouseCoopers LLP of DeVry Group’s internal controls over financial reporting and the quality of DeVry Group’s financial reporting. Although the Audit and Finance Committee has the sole authority to appoint DeVry Group’s independent registered public accounting firm, the Audit and Finance Committee recommends that the Board ask the shareholders, at their Annual Meeting, to ratify the appointment of DeVry Group’s independent registered public accounting firm. With respect to DeVry Group’s audited financial statements for fiscal year 2016, the Audit and Finance Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Met with PricewaterhouseCoopers LLP, DeVry Group’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB; and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PricewaterhouseCoopers LLP, management’s representations and the report of PricewaterhouseCoopers LLP on DeVry Group’s audited financial statements, the Audit and Finance Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2016 be included in DeVry Group’s Annual Report on Form 10-K to be filed with the SEC.

In addition, the Audit and Finance Committee has re-appointed, subject to shareholder ratification, PricewaterhouseCoopers LLP as DeVry Group’s independent registered public accounting firm for fiscal year 2016.

This Audit and Finance Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that DeVry Group specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

Lyle Logan, Chair

David S. Brown

Fernando Ruiz

James D. White

66

Proposal No. 3 — Say-on-Pay	PROXY STATEMENT

PROPOSAL NO. 3 — ADVISORY VOTE TO

APPROVE COMPENSATION OF NAMED

EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of our NEOs. The current frequency of the advisory vote on executive compensation is annually, with the vote for the current year being taken pursuant to this Proposal No. 3. The next such vote will occur at DeVry Group’s 2017 Annual Meeting of Shareholders.

The Board of Directors encourages shareholders to carefully review the “Executive Compensation” section of this Proxy Statement beginning on page 19 and the “Compensation Discussion and Analysis” beginning on page 19 for a thorough discussion of our compensation program for NEOs. The overall goals of our compensation program are to serve the essential purposes of the organization, which are to empower students to achieve their educational and career goals, and to maximize the long-term return to our stakeholders. We designed our program to:

•	Align NEO compensation with academic, student outcome and financial objectives;

•	Attract, motivate and retain high-quality executives; and

•	Reward organizational and individual performance.

The key elements of our executive compensation program are:

•	Annual base salary;

•	Annual cash incentive; and

•	Long-term incentive.

DeVry Group aims to provide total cash compensation to each NEO that is market-competitive, combining a stable base salary element with two at-risk elements (annual cash incentive awards and long-term incentive awards) available to be earned based upon individual and organizational performance. We believe this approach helps reinforce a culture of performance by recognizing individual potential and rewarding results. As part of our compensation philosophy, we believe we should pay our NEOs total compensation that is competitive with other alternatives available to them in the marketplace and that a significant portion of each NEO’s total compensation should be variable — with both upside potential and downside risk — depending upon the performance of DeVry Group and of the individual. In addition, we believe we should maintain a clear, straightforward and transparent approach to our executive compensation program.

Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to DeVry Group’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

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PROXY STATEMENT	Proposal No. 3 — Say-on-Pay

APPROVAL BY SHAREHOLDERS

The approval of the compensation of DeVry Group’s NEOs will require the affirmative vote of a majority of the shares of Common Stock of DeVry Group outstanding on the record date. As this is an advisory vote, the result will not be binding on DeVry Group, the Board of Directors or the Compensation Committee, although the Board of Directors and the Compensation Committee will carefully consider the outcome of the vote when evaluating our compensation program. Unless otherwise indicated on the proxy, the shares will be voted FOR the approval of the compensation of DeVry Group’s NEOs.

Advisory Vote on Executive Compensation
The Board of Directors recommends a vote FOR Proposal No. 3, approval of the compensation of DeVry Group’s named executive officers.

68

Additional Information	PROXY STATEMENT

ADDITIONAL INFORMATION

PROXY SOLICITATION

Officers and other employees of DeVry Group may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. DeVry Group also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. DeVry Group will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Alliance Advisors, to help us distribute and solicit proxies. DeVry Group will pay them $12,000 plus expenses for these services. DeVry Group will pay the cost of all proxy solicitation.

2017 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Shareholder Proposals — 2017 Annual Meeting

Shareholder proposals intended to be presented at the 2017 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934 must be received by DeVry Group no later than June 6, 2017, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under DeVry Group’s By-Laws, other proposals and director nominations by shareholders that are not included in the Proxy Statement will be considered timely and may be eligible for presentation at that meeting only if they are received by DeVry Group in the form of a written notice, directed to the attention of DeVry Group’s Secretary, not later than August 12, 2017. The notice must contain the information required by the By-Laws.

Director Nominating Process and Factors Considered

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Committee’s goal is to put before the shareholders candidates who, with the incumbent directors, will constitute a board that has the characteristics necessary to provide effective oversight for the growing, complex, global educational operations of DeVry Group and reflects the broad spectrum of students that DeVry Group serves. The Committee seeks a diversity of thought, background, experience and other characteristics in its candidates. To this end, DeVry Group’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the interests of DeVry Group, its Board and its shareholders. When considering nominees, the Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least two of, the following characteristics or expertise:

•	Academic leadership;

•	Accounting and finance expertise;

•	Business judgment;

•	Management experience;

•	Industry knowledge;

•	Accreditation and other specialized knowledge of higher education;

•	Public policy experience, particularly in higher education;

•	Leadership;

69

PROXY STATEMENT	Additional Information

•	Strategic vision; and

•	Regulatory experience.

The Committee has implemented this policy by evaluating each prospective director nominee as well as each incumbent director on the criteria described above, and in the context of the composition of the full Board, to determine whether she or he should be nominated to stand for election or re-election. In screening director nominees, the Committee also reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

The Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the process for shareholder nominations identified in the By-Laws. Under this process, all shareholder nominees must be submitted in writing to the Secretary of DeVry Education Group Inc., 3005 Highland Parkway, Downers Grove, IL 60515-5799, not less than 90 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

•	the name and address, as they appear on DeVry Group’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;

•	the number of shares of DeVry Group’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;

•	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;

•	the name and residence address of the person or persons to be nominated;

•	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;

•	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and

•	the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected.

In addition to candidates submitted through this By-Law process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

In identifying potential nominees and determining which nominees to recommend to the Board, the Nominating & Governance Committee has retained the advisory services of Russell Reynolds Associates. In connection with each vacancy, the Nominating & Governance Committee develops a specific set of ideal characteristics for the vacant director position. The Nominating & Governance Committee looks at nominees it identifies and any identified by shareholders on an equal basis using these characteristics and the general criteria identified above.

70

Voting Instructions and Information	PROXY STATEMENT

VOTING INSTRUCTIONS AND INFORMATION

VOTING INSTRUCTIONS

You may vote common shares that you owned as of September 23, 2016, which is the record date for the meeting. You may vote the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL	IN PERSON
In the United States or Canada, you can vote your shares by calling 1-800-690-6903	You can vote your shares online at www.proxyvote.com	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	Attend our Annual Meeting in Downers Grove, Illinois and cast your vote in person.

For telephone and internet voting, you will need the 12-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Wednesday, November 9, 2016.

Record Date

You may vote all common shares that you owned as of the close of business on September 23, 2016, which is the record date for the meeting. On the record date, we had 62,747,216 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Ownership of Shares

You may own common shares in one or more of the following ways:

•	Directly in your name as the shareholder of record, including shares purchased through our Employee Stock Purchase Plan or restricted stock unit awards issued to employees under our long-term incentive plans

•	Indirectly through a broker, bank or other intermediary in “street name”

•	Indirectly through the DeVry Group Stock Fund of our Success Sharing Retirement Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

VOTING INFORMATION

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” item on this year’s Annual Meeting agenda is Item 2 (Ratification of appointment of PricewaterhouseCoopers LLP as DeVry Group’s independent registered public accounting firm for fiscal year 2017).

If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any items with the exception that your broker may vote in its discretion on Item 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the items of business at the Annual Meeting, which will have the effect of a vote against the proposal.

71

PROXY STATEMENT	Voting Instructions and Information

If you are a registered shareholder, if you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for each proposal, the proxy committee appointed by DeVry Group’s Board will vote your shares on the unmarked proposals in the same proportion as shares for which instructions have been received. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum but will otherwise have the effect of a “no” vote.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy. For the 2016 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

ITEM	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON- VOTE*
Election of directors	Approval of the majority of shares outstanding	Treated as vote against	Treated as vote against
Ratification of appointment of independent registered public accounting firm	Approval of the majority of shares outstanding	Treated as vote against	Treated as vote against
Advisory vote to approve compensation of named executive officers**	Approval of the majority of shares outstanding	Treated as vote against	Treated as vote against

*	A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under Effect of Not Casting Your Vote, your broker may vote in its discretion only on Item 2, Ratification of appointment of PricewaterhouseCoopers LLP as DeVry Group’s independent registered public accounting firm for fiscal year 2017.

**	Advisory/Non-binding. In accordance with DeVry Group’s Restated Certificate of Incorporation, to be approved, a majority of the shares outstanding must be voted “for.” Notwithstanding the foregoing, DeVry Group will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present in person or represented by proxy at the meeting and entitled to vote on the stockholder proposal that have voted “for” the proposal. In evaluating the weight of investor support, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.

AVAILABILITY OF FORM 10-K

A copy of DeVry Group’s 2016 Annual Report on Form 10-K (including the financial statements and financial statement schedules), as filed with the SEC, may be obtained without charge upon written request to the office of the Secretary of DeVry Group at DeVry Education Group Inc., 3005 Highland Parkway, Downers Grove, IL 60515-5799. A copy of DeVry Group’s Form 10-K and other periodic filings also may be obtained on DeVry Group’s website at www.devryeducationgroup.com and from the SEC’s EDGAR database at www.sec.gov.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Gregory S. Davis
Senior Vice President, Secretary and General Counsel

72

APPENDIX A – SUMMARY OF SPECIAL ITEMS

EXCLUDED FOR PERFORMANCE ASSESSMENT

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the Management Incentive Plan and Return on Invested Capital. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for DeVry Group’s stakeholders; and
3.	Remain generally consistent with past practice.

ROIC, which is used as a performance threshold for Performance Shares granted in fiscal years 2014, 2015 and 2016 and is expressed as a percentage, is calculated, as Net Income divided by the summation of all Long-term Debt and Shareholders’ Equity.

RECONCILIATION OF FISCAL YEAR 2016 ADJUSTED REVENUE AND NET INCOME FOR PERFORMANCE ASSESSMENTS TO REPORTED REVENUE AND NET INCOME

For fiscal year 2016, DeVry Group’s calculation of Revenue which is a performance metric factoring in the determination of MIP payouts, and Net Income, which is a performance metric factoring in the determination of MIP payouts and ROIC, were adjusted from reported Revenue and Net Income for the following special items:

•	Exclusion of gains from the disposition of DeVry University campus real estate;
•	Exclusion of restructuring charges related to workforce reductions and real estate consolidations to align DeVry Group cost structure with enrollments at DeVry University, Carrington College, Chamberlain College of Nursing and DeVry Group’s home office;
•	Exclusion of impairment charges related to DeVry Group’s Carrington College reporting unit;
•	Exclusion of DeVry Group’s former CEO and CFO transition costs; and
•	Exclusion of the results of DeVry Brasil institution acquired in the second half of fiscal year 2016 (for MIP payout only)

The following table reconciles these adjustments to the most directly comparable GAAP information (in thousands):

Total Revenue, as reported	$1,843,537
Revenue from DeVry Brasil institutions acquired in second half of fiscal year 2016	$(400)
Total Revenue, as adjusted for determination of MIP	$1,843,137
Net Income, as reported	$(3,166)
Exclusions:
Gain from disposition of real estate (pretax)	$(7,032)
Restructuring charges (pretax)	$74,225
Asset impairment charge (pretax)	$147,660
Former CEO and CFO transition costs (pretax)	$7,126
Income tax impact of above exclusions	$(59,141)
Net Income, as adjusted for determination of ROIC	$159,672
Net Loss from DeVry Brasil institutions acquired in second half of fiscal year 2016	$37
Net Income, as adjusted for determination of MIP Payout	$159,709
Long-term Debt and Shareholder’s Equity, as reported	$1,582,087
ROIC	10.1%

RECONCILIATION OF FISCAL YEAR 2015 ADJUSTED REVENUE AND NET INCOME FOR PERFORMANCE ASSESSMENTS TO REPORTED REVENUE AND NET INCOME

For fiscal year 2015, DeVry Group’s calculation of Revenue which is a performance metric factoring in the determination of MIP payouts, and Net Income, which is a performance metric factoring in the determination of MIP payouts and ROIC, were adjusted from reported Revenue and Net Income for the following special items:

•	Exclusion of the operating results of DeVry Group’s Advanced Academics Inc. reporting unit as discontinued operations;
•	Exclusion of restructuring expenses related to workforce reductions and real estate consolidations to align its cost structure with enrollments at DeVry University, Carrington College, Chamberlain College of Nursing and DeVry Group home office;

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•	Exclusion of the impairment of Becker Europe intangible assets; and
•	Exclusion of the results of DeVry Brasil institutions acquired in the second half of fiscal year 2015 (for MIP payout only).

The following table reconciles these adjustments to the most directly comparable GAAP information (in thousands):

Total Revenue, as reported	$1,909,943
Revenue from DeVry Brasil institutions acquired in second half of fiscal year 2016	$(21,403)
Total Revenue, as adjusted for determination of MIP	$1,888,540
Net Income, as reported	$139,899
Discontinued Operations (net of tax)	$(5,576)
Restructuring Charges (net of tax)	$26,325
Asset impairment charge (net of tax)	$1,780
Net Income, as adjusted for determination of ROIC	$162,428
Net Income from DeVry Brasil institutions acquired in second half of fiscal year 2016	$(1,004)
Net Income, as adjusted for determination of MIP Payout	$161,424
Long-term Debt and Shareholder’s Equity, as reported	$1,584,810
ROIC	10.2%

RECONCILIATION OF FISCAL YEAR 2014 ADJUSTED NET INCOME AND DILUTED EPS FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND DILUTED EPS

For fiscal year 2014, DeVry Group’s calculation of Diluted Earnings Per Share (EPS), which is a performance metric factoring in the determination of MIP payouts, and Net Income, which is a performance metric factoring in the determination of ROIC, were adjusted from reported EPS and Net Income for the following special items:

•	Exclusion of the operating results of DeVry Group’s Advanced Academics Inc. reporting unit as discontinued operations;
•	Exclusion of restructuring expenses related to workforce reductions and real estate consolidations to align its cost structure with enrollments at DeVry University, Carrington College, Chamberlain College of Nursing and the DeVry Group; and
•	Exclusion of the gain from the sale of a former DeVry University campus in Decatur, Georgia.

The following table reconciles these adjustments to the most directly comparable GAAP information (in thousands, except per share data):

Net Income, as reported	$134,032
Earnings per Share (diluted), as reported	$2.07
Discontinued Operations (net of tax)	$16,957
Earnings per Share (diluted)	$0.26
Restructuring Charges (net of tax)	$20,160
Effect on Earnings per Share (diluted)	$0.31
Gain on Sale of Assets (net of tax)	$(1,167)
Effect on Earnings per Share (diluted)	$(0.02)
Net Income, as adjusted	$169,982
Earnings per Share for determination of MIP Payout	$2.62
Shares used in diluted EPS calculation	64,853
Long-term Debt and Shareholder’s Equity, as reported	$1,533,393
ROIC	11.1%

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APPENDIX B – PERFORMANCE SHARE

PERFORMANCE STANDARDS

PERFORMANCE STANDARDS FOR 2013, 2014 AND 2015 AWARDS

BSN NCLEX-RN First Time Pass Rate (Chamberlain College of Nursing)

The NCLEX-RN (National Council Licensure Examination) is an examination for the licensing of registered nurses in the United States. After graduation from a Bachelor of Science (BSN) degree program at a school of nursing, students must pass the NCLEX-RN exam in order to receive a license to practice as a registered nurse in the U.S. The NCLEX-RN first time pass rate for BSN graduates was selected as the academic measure for Chamberlain College of Nursing because it is a critical milestone in a BSN nursing student’s education. It is a pre-requisite to employment and demonstrates a standard level of competency to practice. It is objectively verifiable, and performance can be compared against other institutions, as results are published quarterly and on an annual calendar year basis by state Boards of Nursing.

Historically, each Chamberlain College of Nursing campus had a goal to achieve a 90% first time NCLEX-RN pass rate for BSN graduates. Chamberlain College of Nursing set the target at 90% because such passage rate is significantly higher than the accreditation standards and is generally consistent with the national average pass rate for nursing colleges.    In 2011 and 2012, Chamberlain College of Nursing’s overall NCLEX-RN pass rate for BSN graduates was 89.04% and 92.32%, respectively. In 2013, the National Council of State Boards of Nursing increased the difficulty level of the test, resulting a decline in Chamberlain’s pass rates to 83.48% in 2013, 84.6% in 2014, and 81.59% in 2015, and a similar decline in the among peer institutions, with national average pass rates pass of 85.18% in 2013, 84.93% in 2014, and 87.49% in 2015.

To ensure our high standards evolve with a changing examination, in 2016 we moved to a dynamic NCLEX-RN pass rate target based on the national average among U.S. nursing colleges, which includes more-selective nursing colleges and universities. Chamberlain’s goal to achieve at least the national average is a high bar because its pass rate has been lower than the national average in four of the last five years. As Chamberlain College of Nursing adds campuses, it will be increasingly challenging to achieve an overall average of all campuses at or above the national average, especially because newer campuses typically have fewer students, where one student failure has a significant impact on the campus average.

USMLE First Time Pass Rate (Ross University School of Medicine and American University of the Caribbean School of Medicine)

The United States Medical Licensing Examination (USMLE) is the examination for medical licensure in the United States and is sponsored by the Federation of State Medical Boards (FSMB) and the National Board of Medical Examiners (NBME). The USMLE assesses a physician’s ability to apply knowledge, concepts, and principles, and to demonstrate fundamental patient-centered skills, that are important in health and disease and that constitute the basis of safe and effective patient care. There are three Steps to the USMLE, and Step 2 is divided into a Clinical Knowledge (CK) and Clinical Skills (CS) component. Step 3 occurs after graduation from medical school. The step 1 and 2 USMLE first time pass rates were chosen as appropriate academic measures for Ross University School of Medicine and American University of the Caribbean School of Medicine for a number of reasons. They are based on an objective national test all medical students must pass in order to be licensed in the U.S. They are available for U.S. medical schools as well as international schools who have students wishing to obtain residency and licensure in the U.S. The examinations themselves are rigorously reviewed for content validity and reliability. The pass rate scores are simple to understand and are viewed throughout medical education as the most vigorous objective comparison amongst medical schools. Moreover, USMLE first time pass rates directly relate to the purpose of the DeVry Group medical schools, which is to produce physicians for the U.S. Even though many students who initially fail do pass on a subsequent attempt, passing the test on the first attempt is important to the students of these schools, as it is viewed favorably by the residency training programs to which they are applying. First time pass rates also are viewed by the U.S. accreditors and those international medical schools whose accreditors are approved by the U.S. Department of Education as an indicator of the quality of the medical school. The Department has set a standard of 75% pass rate on Step 1 as part of the eligibility criteria for Title IV funding.

Historically DeVry Medical International’s institutions set absolute goals based on historical performance. To ensure our high performance standards evolve with a changing examination, in 2016 we established goals based on performance relative to other medical schools. Threshold pass rates were set to be consistent with average performance at international medical schools, and the maximum goals were set to be consistent with average pass rates at U.S. medical schools. Target was set at the middle point between threshold and maximum. We believe these performance levels are rigorous because: (i) achievement at or above target would require pass rates that are significantly higher than the average pass rates for international medical schools, which over the last three years have averaged 78% for Step I, 81% for Step 2 CK, and 76% for Step 2 CS and (ii) pass rates over the last three years, across both schools, are on average approximately 750 bps below that of U.S. and Canadian allopathic medical schools, which generally achieve pass rates above 95%.

NAVLE First Time Pass Rate (Ross University School of Veterinary Medicine)

The North American Veterinary Licensing Examination (NAVLE) is a requirement for licensure to practice veterinary medicine in all licensing jurisdictions in North America. The NAVLE consists of 360 clinically relevant multiple choice questions administered by an independent examiner, the National Board of Veterinary Medical Examiners (NBVME).

The NAVLE first time pass rate was chosen as an appropriate academic measure for a number of reasons. It relates directly to the purpose of the Ross University School of Veterinary Medicine (RUSVM) to produce practice-ready veterinarians. It is based on an objective test all veterinary students must pass in order to be licensed in the North America. The examination is rigorously reviewed for content validity and reliability. The pass rate scores are simple to understand and are viewed throughout veterinary medical education as the most vigorous objective comparison amongst veterinary schools. The American Veterinary Medical Association, RUSVM’s accreditor, maintains NAVLE graduate class pass rate as an accreditation standard indicative of the academic quality of a veterinary school.

The goals were set for fiscal year 2014 at levels appropriate to drive a continuation of RUSVM’s outstanding past performance in first time NAVLE pass rates, which ranged from 85%-90% for fiscal years 2010-2014. They were set far higher than the 80% minimum graduating class NAVLE pass rates required for RUSVM to maintain its AVMA accreditation. And they were placed right in line with the range of first time pass rates for all AVMA-Accredited veterinary schools, which was 90% to 96% from 2010 to 2014.

Student Retention (Carrington College)

An institution’s retention level provides an indication of how well its students are persisting toward the goal of completing their academic programs and graduating. Carrington College calculates it by dividing the sum of the total number of students who were actively attending Carrington College at the end of the year and those who graduated by the total number of students who were actively attending at some point during the year. Carrington College reports its retention rate annually to its institutional accreditor, the Accrediting Commission of Community and Junior Colleges of the Western Association of Schools and Colleges (ACCJC-WASC). Student retention was chosen as an appropriate academic measure for Carrington College because it is perceived to be one of the best measures of the success of Carrington College’s students in its programs, and a strong indicator of students’ ability to secure employment and be able to pay back their student loans. Further, Carrington College already is required to calculate and report retention rates to ACCJC-WASC, as well as to set and achieve retention goals for continuous improvement.

The retention goals for fiscal year 2016 were set at levels calculated to serve Carrington College’s secondary objective of reducing its cohort default rate by 6%. Higher student retention rates correlate directly to lower cohort default rates. The targets were deemed to be appropriately rigorous in view of Carrington College’s historical retention rates and strategic direction. Carrington College’s historical retention rates have ranged between 81% and 84% over the last five years. A further consideration was the fact that Carrington College is moving toward offering more online alternatives for its students. Since retention rates for online students tend to be lower than for students studying in a campus setting, this is likely to bring down the rate. The appropriateness of the goals was reinforced by normative considerations. While ACCJC-WASC does not prescribe minimum standards, other accreditors do. As a comparison, one of Carrington College’s previous institutional accreditors, the Accrediting Council for Independent Colleges and Schools (ACICS) sets its minimum retention standard at 60%, and its benchmark standards at 65% for certificate programs and 70% for degree programs. Carrington College’s retention goals are significantly higher than the ACICS standard.

Undergraduate Session-to-Session Persistence (DeVry University)

Persistence is a leading indicator of an institutions ability retain and graduate its students. DeVry University calculates persistence by dividing the sum of the total number of students who were actively attending DeVry University in a later session, excluding newly enrolled students, by the total number of students attending DeVry University in the immediately prior session (excluding students who graduate in the subsequent session). Student retention was chosen as an appropriate academic measure for DeVry University because it is a strong proxy for the graduation rate, which is calculated six years after the start of a student cohort and would therefore measure performance outside the performance period.

DeVry University’s historical undergraduate persistence rates have ranged between 81.9% and 82.5% over the last three fiscal years. Targets were established to drive sustained academic quality in the short term, as campus closings are expected to impact persistence rates, and improved academic quality in the longer term as projects and investments focused on improved academic quality and student outcomes are implemented as part of DeVry University’s turnaround.

DEVRY EDUCATION GROUP INC. 3005 HIGHLAND PARKWAY DOWNERS GROVE, IL 60515

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E14008-P82428	KEEP THIS PORTION FOR YOUR RECORDS

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DEVRY EDUCATION GROUP INC.				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR all of the nominees listed in Item 1. Vote on Directors
1. Election of Directors
Nominees:
01)	Christopher B. Begley	05)	Ronald L. Taylor
02)	Lyle Logan	06)	Lisa W. Wardell
03)	Michael W. Malafronte	07)	Ann Weaver Hart
04)	Fernando Ruiz	08)	James D. White

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2. Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.								☐	☐	☐

3. An advisory vote on the approval of our named executive officers.								☐	☐	☐

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E14009-P82428

PROXY	DeVry Education Group Inc. Annual Meeting of Shareholders November 10, 2016, 8:00 AM	PROXY

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Gregory S. Davis and Patrick J. Unzicker as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Education Group Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, November 10, 2016, at 8:00 a.m. Central Standard Time at DeVry Education Group's home office at 3005 Highland Parkway, Downers Grove, Illinois 60515 and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted "FOR ALL" in Item 1, and "FOR" Items 2 and 3.

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